UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

YUM! BRANDS, INC.

Yum!

KFC

Pizza Hut

TACO BELL

Habit BURGER & GRILL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YUM! Brands, Inc, 1441 Gardiner Lane Louisville, Kentucky 40213

April 4, 2025

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2025 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Thursday, May 15, 2025, at 9:00 a.m., central time, via live webcast at www.virtualshareholdermeeting.com/YUM2025.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting prior to the meeting are contained on the notice or proxy card.

Whether or not you plan to attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David Gibbs Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 15, 2025—this notice, the proxy statement and the Annual Report on Form 10-K are available at https://investors.yum.com/financial-information/annual-reports/.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Thursday, May 15, 2025 9:00 a.m. (CDT)

Virtual Meeting via live webcast at www.virtualshareholdermeeting.com/YUM2025

Items of Business:

1	2	3	4	5	6
To elect twelve (12) directors to serve until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2025.	To consider and hold an advisory vote on executive compensation.	To approve the Company's 2025 Long Term Incentive Plan.	To consider and vote on three (3) shareholder proposals, if properly presented at the meeting.	To transact such other business as may properly come before the meeting.

Who Can Vote?:

You can vote if you were a shareholder of record as of the close of business on March 19, 2025.

Annual Report:

A copy of our 2024 Annual Report on Form 10-K is included with this proxy statement.

Website:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at

https://investors.yum.com/financial-information/annual-reports/.

Date of Mailing:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 4, 2025.

By Order of the Board of Directors

Erika Burkhardt
Chief Legal Officer & Corporate Secretary

Your Vote is Important

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 4, 2025, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

Table of Contents

Table of Contents

PROXY STATEMENT		1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		1

GOVERNANCE OF THE COMPANY		6

Director Biographies		10

Director Compensation		16

MATTERS REQUIRING SHAREHOLDER ACTION		26

ITEM 1	Election of Directors (Item 1 on the Proxy Card)	26

ITEM 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)	27

ITEM 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)	29

ITEM 4	Proposal to Approve the Company's 2025 Long Term Incentive Plan (Item 4 on the Proxy Card)	30

ITEM 5	Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals (Item 5 on the Proxy Card)	39

ITEM 6	Shareholder Proposal Regarding Report on Faith-Based Employee Resource Groups (Item 6 on the Proxy Card)	43

ITEM 7	Shareholder Proposal Regarding Workplace Safety Policies and Practices (Item 7 on the Proxy Card)	46

STOCK OWNERSHIP INFORMATION		49

DELINQUENT SECTION 16(a) REPORTS		51

EXECUTIVE COMPENSATION		52

Compensation Discussion and Analysis		52

Summary Compensation Table		73

All Other Compensation Table		74

Grants of Plan-Based Awards		75

Outstanding Equity Awards at Year-End		77

Option Exercises and Stock Vested		78

Pension Benefits		78

Nonqualified Deferred Compensation		81

Potential Payments Upon Termination or Change in Control		84

CEO Pay Ratio		87

PAY VERSUS PERFORMANCE DISCLOSURE		88

EQUITY COMPENSATION PLAN INFORMATION		92

AUDIT COMMITTEE REPORT		93

ADDITIONAL INFORMATION		95

APPENDIX A: YUM! BRANDS, INC. 2025 LONG TERM INCENTIVE PLAN		97

i

PROXY STATEMENT

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 15, 2025

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Time), on Thursday, May 15, 2025 via live webcast at www.virtualshareholdermeeting.com/YUM2025.

This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND

VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

The Board has made these materials available to you over the internet or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held virtually on Thursday, May 15, 2025 at 9:00 a.m. Central Time at the link set forth above. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, Voter Instruction Form or your proxy card (see below). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 4, 2025, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice

yum! brands, inc.	2025 PROXY STATEMENT

by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 19, 2025, or their duly appointed proxies.

How do I attend the Virtual Annual Meeting?

You can attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/YUM2025 and using your 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials, Proxy Card or Voter Instruction Form) to enter the meeting. Online access will begin at 8:45 a.m. Central Time, and we encourage you to access the meeting prior to the start time. The meeting webcast will begin promptly at 9:00 a.m. Central Time on May 15, 2025.

May shareholders ask questions?

Yes. Representatives of the Company will answer questions of general interest submitted by shareholders following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted. You may submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/YUM2025 and using your 16-digit control number to enter the meeting.

Questions will be answered as time allows.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 19, 2025. Each share of YUM common stock is entitled to one vote. As of March 19, 2025, YUM had approximately 278.5 million shares of common stock outstanding.

What am I voting on?

You will be voting on the following seven (7) items of business at the Annual Meeting:

▪
The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
▪
The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2025;
▪
An advisory vote on executive compensation;
▪
Approval of the Company’s 2025 Long Term Incentive Plan; and
▪
Three (3) shareholder proposals.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

▪
FOR each of the nominees named in this proxy statement for election to the Board;
▪
FOR the ratification of the selection of KPMG LLP as our independent auditors;
▪
FOR the proposal regarding an advisory vote on executive compensation;

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

▪
FOR the proposal regarding the Company’s 2025 Long Term Incentive Plan; and
▪
AGAINST the shareholder proposals.

How do I vote before the Virtual Annual Meeting?

There are three ways to vote before the meeting:

▪
By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;
▪
By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or
▪
By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the direct stock purchase and dividend reinvestment plan (ComputerShare CIP), as a registered shareholder, you will receive all proxy materials and may vote your shares according to the procedures outlined herein.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on May 14, 2025. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Time, on May 13, 2025.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by the Internet or telephone depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers Internet and telephone voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares through the Internet at Broadridge’s voting website (www.proxyvote.com) or telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank. Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Time, on May 14, 2025.

Can I vote at the Virtual Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

▪
Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;
▪
Voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 14, 2025;
▪
Giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or
▪
Voting again at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

yum! brands, inc.	2025 PROXY STATEMENT

Who will count the votes?

Representatives of Computershare, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

▪
FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);
▪
FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2025 (Item 2);
▪
FOR the proposal regarding an advisory vote on executive compensation (Item 3);
▪
FOR the proposal regarding the Company’s 2025 Long Term Incentive Plan (Item 4); and
▪
AGAINST the shareholder proposals (Items 5-7).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, Inc., which may be reached at 1 (888) 439-4986 and internationally at 1 (781) 575-2879.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2025 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Virtual Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 19, 2025, must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at https://investors.yum.com/governance/governance-documents/ and under “What other significant Board practices does the Company have? — Majority Voting Policy” beginning at page 19.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes are needed to approve the other proposals?

The other proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

yum! brands, inc.	2025 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is essential in achieving long-term business success and in fulfilling the Board’s duties to shareholders. The Board believes that its governance practices are strategically aligned with management objectives and the interests of shareholders.

The corporate governance section of the Company's website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Global Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, please visit, https://investors.yum.com/governance/governance-documents/.

GOVERNANCE HIGHLIGHTS
Corporate Governance	Shareholder Rights	Compensation
▪
12 Director nominees
▪
11 Independent nominees
▪
Directors with experience, qualification and skills across a wide range of public and private sector companies
▪
Board access to senior management and independent advisors
▪
Independent non-executive chair
▪
Independent board committees
▪
Executive sessions of independent directors at every regular board and committee meeting
▪
Comprehensive risk oversight by board and its committees
▪
Annual board and committee self-evaluations
▪
All directors attended at least 75% of meetings held
▪
YUM’s Global Code of Conduct
▪
Political Contributions and U.S. Government Advocacy Policy
▪
Audit committee complaint procedures policy regarding accounting matters
▪
No hedging or pledging of company stock
▪ Annual election of Directors ▪ Majority voting of Directors ▪ Proxy access ▪ Structured process for shareholder communication with the Board ▪ Active shareholder engagement program
▪
Independent Management Planning and Development Committee
▪
Independent compensation consultant
▪
Executive compensation is highly performance-based to align with shareholder interests and promote company business strategy
▪
At-risk pay tied to performance
▪
Strong stock ownership guidelines
▪
No employment agreements for executive officers or guaranteed bonuses
▪
Compensation Recovery Policy (Clawback) applies to equity and bonus awards
▪
Double trigger vesting upon change in control
▪
No excise tax gross up

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 12 directors whose terms expire at this Annual Meeting. The average director tenure is 8 years, with our longest- and shortest-tenured directors having served for 19 years (Mr. Nelson) and for 2 years (Mr. Biggs and Ms. Doniz), respectively.

As discussed in more detail later in this section, the Board has determined that 11 of the 12 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”). The director tenure of the 12 individuals standing for election is reflected in the following chart:

DIRECTOR TENURE

0-5 Years	6-9 Years	10+ Years

How often did the Board meet in 2024?

The Board of Directors met 5 times during 2024. Each of the directors who served in 2024 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Directors’ policy is that all directors should attend the Annual Meeting, and all persons then serving as directors attended the 2024 Annual Meeting.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each member of the Nominating and Governance Committee will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

yum! brands, inc.	2025 PROXY STATEMENT

The Company’s strategic vision is grounded in our “Recipe for Good Growth" strategy, which includes four growth drivers intended to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut, Taco Bell and Habit Burger & Grill around the world. The Company remains focused on building the world’s most loved, trusted and most connected restaurant brands by:

▪
Growing Unrivaled Culture and Talent to leverage our culture and people capability to fuel brand performance and franchise success;
▪
Developing Unmatched Operating Capability, by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences;
▪
Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion; and
▪
Achieving Bold Restaurant Development by driving market and franchise unit expansion with strong economics and value.

We look for director candidates who have the skills and experience necessary to help us achieve success with respect to the four growth drivers and the Company’s implementation of its “Recipe for Good Growth" strategy, including our continued focus on growing iconic restaurant brands globally. As a result, the skills that our directors possess are thoroughly considered to ensure that they align with the Company’s goals.

The following table describes key characteristics of the Company’s “Recipe for Good Growth" strategy and indicates how the skills our Board collectively possesses positively impacts the growth drivers:

Growing Unrivaled Culture and Talent, by leveraging our culture and people capability to fuel brand performance and franchise success.	Talent Development. Experience building the knowledge, skills and abilities of employees and helping them develop and achieve their potential within an organization.

Leadership Experience. Experience as executive officer level business leader who demonstrates strong abilities to motivate and manage others and to effectively manage organizations.

Developing Unmatched Operating Capability, by recruiting and equipping the best restaurant operators in the world to deliver great customer experiences.	Industry/Operations. Experience and understanding of operational and strategic issues facing large restaurant or consumer service driven companies.

Building Relevant, Easy and Distinctive Brands, by innovating and elevating iconic restaurant brands people trust and champion.	Marketing/Brand Management. Experience marketing and managing well-known brands or the types of products and experiences we sell.

Technology, Digital or Cybersecurity. Experience in leadership and understanding of technology, digital platforms and new media, cybersecurity, and data analytics.

Achieving Bold Restaurant Development, by driving market and franchise unit expansion with strong economics.	Global Experience. Experience at multinational companies or in international markets, which provides useful business and cultural perspectives.

Finance. Experience in public company management and financial stewardship.

Our “Recipe for Good Growth" strategy also provides a roadmap for growing the most loved, trusted and connected iconic brands globally. Guided by this strategy, we will strive to unlock potential in our people, grow sustainably and continue to serve delicious food that people trust.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow in this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. In addition to the information provided in the director biographies, our director nominees’ qualifications, experiences and skills are summarized in the following matrix. This matrix is intended to provide a summary of our directors’ qualifications and should not be considered to be a complete list of each nominee’s strengths and contributions to the Board.

GOVERNANCE OF THE COMPANY

Experience/Background
Leadership Experience	•	•	•	•	•	•	•	•	•	•	•	•
Global Experience	•	•	•	•	•	•	•	•	•	•	•	•
Finance	•	•	•	•	•		•	•		•	•
Industry/Operations		•	•	•	•			•	•	•	•	•
Marketing/Brand Management	•	•		•	•		•	•			•	•
Talent Development		•	•	•	•	•	•	•	•	•	•	•
Technology, Digital or Cybersecurity	•		•		•	•	•			•		•

Board Diversity Matrix

The table below summarizes certain self-identified demographic attributes of our current directors, to the extent disclosed to us by such directors.

Demographic Background	Asian												•
	Black or African American	•								•
	Hispanic or Latinx						•
	White or Caucasian		•	•	•	•		•	•		•	•

Gender Identity	Male	•	•	•	•	•			•		•	•
	Female						•	•		•			•

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 96.

yum! brands, inc.	2025 PROXY STATEMENT

Director Biographies

Paget L. Alves | Director Since 2016

Background

Paget L. Alves is the current Chairman and Chief Executive Officer of Sorenson Communication, LLC, a global language services provider and a leader in communication solutions for Deaf and hard-of-hearing communities. Previously he served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group beginning in 2009. Mr. Alves currently also serves on the Board of Synchrony Financial. He previously served as a Director of Assurant, Inc. and International Game Technology PLC.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating, finance and management experience, including as Chief Sales Officer of a wireless and wireline communications company
▪
Global sales experience
▪
Public company directorship and committee experience

Other Public Companies ▪ Synchrony Financial Committees ▪ Audit, Chair

Keith Barr | Director Since 2020

Background

Keith Barr was the Chief Executive Officer of InterContinental Hotels Group plc (IHG), a predominately franchised, global organization that includes brands such as InterContinental Hotels & Resorts, Holiday Inn Family and Crowne Plaza Hotels & Resorts from July 2017 until July 2023. He also served as Chief Commercial Officer of IHG from 2013 to July 2017 and prior to that, as Chief Executive Officer of IHG’s Greater China business. Prior to this position, Mr. Barr served IHG in a number of senior positions in IHG’s Americas and Asia, Middle East and Africa (AMEA) regions. Mr. Barr currently serves on the Board of MGM Resorts International.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating and management experience, including as Chief Executive Officer of  a franchised, global company
▪
Expertise in strategic planning, branding and corporate leadership

Other Public Companies ▪ MGM Resorts International Committees ▪ Management Planning and Development

GOVERNANCE OF THE COMPANY

M. Brett Biggs | Director Since 2023

Background

M. Brett Biggs is the former Executive Vice President and Chief Financial Officer for Walmart. Prior to that, Mr. Biggs served as Chief Financial Officer for Walmart International, Walmart U.S. and Sam’s Club. He was also previously the Senior Vice President of International Strategy, Mergers and Acquisitions; Senior Vice President of Corporate Finance and Senior Vice President of Operations for Sam’s Club. Before joining Walmart in 2000, Mr. Biggs held various mergers and acquisitions and corporate finance positions with Leggett & Platt, Phillips Petroleum Co. and Price Waterhouse. Mr. Biggs currently serves on the Board of Directors of Adobe, inc. and The Procter & Gamble Company. Mr. Biggs also serves as a Senior Advisor to Blackstone Inc.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operational and global management experience, including as Chief Financial Officer
▪
Expertise in finance, strategic planning, global branding, franchising and corporate leadership
▪
Public company directorship and committee experience

Other Public Companies ▪ Adobe, Inc. ▪ The Proctor & Gamble Company Committees ▪ Audit

Christopher M. Connor | Director Since 2017

Background

Christopher M. Connor served as Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015 and Chairman from 2000 to 2016. Mr. Connor currently serves on the board of International Paper Company. Mr. Connor previously served as a Director of Eaton Corporation, plc.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating and management experience, including as Chairman and CEO of a Fortune 500 company
▪
Expertise in marketing, human resources, talent development, public company executive compensation, planning and operational and financial processes
▪
Public company directorship and committee experience

Other Public Companies ▪ International Paper Company Committees ▪ Management Planning and Development, Chair

yum! brands, inc.	2025 PROXY STATEMENT

Brian C. Cornell | Director Since 2015

Background

Brian C. Cornell joined the YUM Board in 2015 and has served as Non-Executive Chairperson since November 2018. Mr. Cornell is Chairperson and Chief Executive Officer of Target Corporation, a general merchandise retailer. He has held this position since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating and management experience, including as Chairperson and Chief Executive Officer of a merchandise retailer
▪
Expertise in strategic planning, retail business, branding and corporate leadership
▪
Public company directorship experience and committee experience

Other Public Companies ▪ Target Corporation Committees ▪ Management Planning and Development ▪ Nominating and Governance

Tanya L. Domier | Director Since 2018

Background

Tanya L. Domier retired as Chief Executive Officer and Chairperson of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions in April 2022. In April 2023 she founded an advisory services company focused on private equity portfolio companies. Prior to serving as Advantage Solutions’ CEO, Ms. Domier served as its President and Chief Operating Officer from 2010 to 2013. Ms. Domier joined Advantage Solutions in 1990 from the J.M. Smucker Company and has held a number of executive level roles in sales, marketing and promotions. Ms. Domier currently serves on the board of Little Leaf Farms and is a member of the compensation committee. Ms. Domier also previously served as a Director of Nordstrom, Inc.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating and management experience as Chief Executive Officer
▪
Expertise in strategic planning, finance, global commerce and corporate  leadership
▪
Public company directorship and committee experience

Other Public Companies ▪ None Committees ▪ Audit

GOVERNANCE OF THE COMPANY

Susan Doniz | Director Since 2023

Background

Susan Doniz is the current Chief Information and Data Officer of The Walt Disney Company. Previously she was the Chief Information Officer and Senior Vice President of Information Technology & Data Analytics of The Boeing Company, a leading global aerospace company. Before joining Boeing in 2020, Ms. Doniz was the Group CIO of Qantas Airways and, prior to that, she served in digital transformation and IT leadership roles at SAP SE and Aimia, Inc. She also spent 17 years at The Procter & Gamble Company leading IT and analytics programs in support of sales, research and development and the supply chain. Ms. Doniz is a current adviser to the Center of Digital Transformation at the University of California, Irvine, Paul Merage School of Business. She also served as Vice Chair of the Digital Transformation Advisory Council of the International Air Transport Association, and is also a board member of multiple nonprofit organizations.

Specific Qualifications, Experience, Skills and Expertise:

▪
Technology and cybersecurity experience
▪
Operating and management experience

Other Public Companies ▪ None Committees ▪ Audit

David W. Gibbs | Director Since 2019

Background

David W. Gibbs is the current Chief Executive Officer of YUM. He has served in that position since January 2020. Prior to that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Operating Officer and Chief Financial Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Previously, Mr. Gibbs served as the Chief Executive Officer of the Company’s Pizza Hut Division from January 2015 until April 2016 and was its President from January 2014 through December 2014. Mr. Gibbs served as a director of Sally Beauty Holdings from March 2016 until January 2020. Mr. Gibbs has served as a director of Under Armour, Inc. since September 2021.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operational and global management experience, including as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company
▪
Expertise in finance, strategic planning, global branding, franchising and corporate leadership
▪
Public company directorship and committee experience

Other Public Companies ▪ Under Armour, Inc. Committees ▪ None

yum! brands, inc.	2025 PROXY STATEMENT

Mirian M. Graddick-Weir | Director Since 2012

Background

Mirian M. Graddick-Weir retired as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company, in November 2018. She had held that position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir has served as a director of Booking Holdings, Inc. since June 2018.

Specific Qualifications, Experience, Skills and Expertise:

▪
Management experience, including as Executive Vice President of human resources for a pharmaceutical company
▪
Expertise in global human resources, corporate governance and public company compensation
▪
Public company directorship and committee experience

Other Public Companies ▪ Booking Holdings, Inc. Committees ▪ Management Planning and Development ▪ Nominating and Governance, Chair

Thomas C. Nelson | Director Since 2006

Background

Thomas C. Nelson is President and Chief Executive Officer of National Gypsum Company, a building products manufacturer. He has held this position since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. Mr. Nelson previously served as a director of Atrium Health and the Federal Reserve Bank of Richmond.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operational and management experience, including as President and Chief Executive Officer of a building products manufacturer
▪
Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow
▪
Expertise in finance, strategic planning, business development and retail business
▪
Public company directorship and committee experience

Other Public Companies ▪ None Committees ▪ Management Planning and Development ▪ Nominating and Governance

GOVERNANCE OF THE COMPANY

P. Justin Skala | Director Since 2016

Background

P. Justin Skala is the current Chief Executive Officer of ZO Skin Health and was appointed to that role in March 2024. Previously he was the Executive Chairman of Standard Building Solutions. Prior to his time at Standard, Mr. Skala was the CEO of the BMI Group, having previously spent 37 years with the Colgate-Palmolive Company serving as Executive Vice-President, Chief Growth and Strategy Officer and Chief Operating Officer from 2016-2019. He was responsible for the company’s Global Sustainability program from 2013-2019 in addition to his day to day operating roles. From 2013-2016 he was President of Colgate North America and from 2010-2013 President of Colgate Latin America. From 2007-2010 he was President of Colgate – Asia.

Specific Qualifications, Experience, Skills and Expertise:

▪
Global operating and management experience, including as Chief Executive Officer at a large international manufacturer and as President of major divisions of a consumer products company
▪
Expertise in branding, marketing, finance, sales, strategic planning and international business development

Other Public Companies ▪ None Committees ▪ Nominating and Governance

Annie Young-Scrivner | Director Since 2020

Background

Annie Young-Scrivner served as the Chief Executive Officer of Wella Company, the parent of beauty brands, including Clairol and OPI, until January 2025. Ms. Young-Scrivner was also previously the Chief Executive Officer of Godiva Chocolatier, Inc., a manufacturer of Belgian chocolates. Prior to joining Godiva in August, 2017, Ms. Young-Scrivner was Executive Vice President, Global Digital & Loyalty Development with Starbucks Corporation from 2015 until her departure in April 2017. At Starbucks, Ms. Young-Scrivner also served as President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, and President of Starbucks Canada from 2012 to 2014. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. She has previously served as a director of Tiffany & Co. and Macy’s, Inc.

Specific Qualifications, Experience, Skills and Expertise:

▪
Operating and management experience, including as Chief Executive Officer of consumer goods company
▪
Public company directorship and committee experience

Other Public Companies ▪ None Committees ▪ Audit

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2026 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

yum! brands, inc.	2025 PROXY STATEMENT

Director Compensation

How are directors compensated?

Employee Directors	Employee directors do not receive additional compensation for serving on the Board of Directors.
Non-Employee Directors Annual Compensation

The annual compensation for each non-employee Director is summarized in the table below. For 2024, each non-employee Director received an annual stock grant retainer with a fair market value of $280,000. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Chairperson of the Board and Committee Chairperson Retainers

In recognition of their added duties, the Chairperson of the Board (Mr. Cornell in 2024) receives an additional $170,000 stock retainer annually, and the Chairs of the Audit Committee (Mr. Alves in 2024), Management Planning and Development Committee (Mr. Connor in 2024) and the Nominating and Governance Committee (Ms. Graddick-Weir in 2024) receive an additional $30,000, $20,000 and $20,000 annual stock retainer, respectively. These committee chairperson retainers were paid in February of 2024.

Initial Stock Grant upon Joining Board

Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Matching Gifts

To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as members of YUM’s executive team. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables below as it is not considered compensation to the directors.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board reviews each element of director compensation at least every two years.

In November 2024, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 67. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the that the retainers paid to the Chairpersons of the Audit and Nominating and Governance Committee were generally consistent with market practice, while the Company’s total director compensation was $10,000 below market median, the retainer paid to our Non-Executive Chairperson was $15,000 below market median and the Management Planning and Development Committee chair retainer was approximately $5,000 below market median. Based on this data and the modest differences between the Company’s retainer amounts and market practice, the determination was made that changes to director and committee chair retainers were not necessary at this time.

GOVERNANCE OF THE COMPANY

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget	—	310,000	—	—	310,000
Barr, Keith	—	280,000	—	10,000	290,000
Biggs, M. Brett	—	280,000	—	1,257	281,257
Connor, Christopher	—	300,000	—	—	300,000
Cornell, Brian	—	450,000	—		450,000
Domier, Tanya	—	280,000	—		280,000
Doniz, Susan	—	280,000	—	—	280,000
Graddick-Weir, Mirian	—	300,000	—	—	300,000
Nelson, Thomas	—	280,000	—	—	280,000
Skala, Justin	—	280,000	—	—	280,000
Young-Scrivner, Annie	—	280,000	—	—	280,000

(1) Amounts in column (c) represent the grant date fair value for annual stock retainer awards, Committee Chairperson retainer awards, and Non-Executive Chairperson awards granted to directors in 2024. Where applicable, retainer awards for new directors are pro-rated for partial years of service.

(2) At December 31, 2024, the aggregate number of stock appreciation rights (“SARs”) awards outstanding for each non-employee director was:

Name	SARs
Alves, Paget	—
Barr, Keith	—
Biggs, M. Brett	—
Connor, Christopher	—
Cornell, Brian	6,491
Domier, Tanya	—
Doniz, Susan	—
Graddick-Weir, Mirian	6,195
Nelson, Thomas	6,195
Skala, Justin	4,646
Young-Scrivner, Annie	—

(3) Amounts in this column represent charitable matching gifts except for with respect to Mr. Biggs, for whom these amounts represent personal use of corporate aircraft.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Nominating and Governance Committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

yum! brands, inc.	2025 PROXY STATEMENT

After its review, the Nominating and Governance Committee may approve the transaction. The related person transaction policies and procedures provide that certain transactions are deemed to be pre-approved, even though they exceed $100,000. Pre-approved transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that other company’s total revenues and the related person is not an executive officer of that other company.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of the Company’s common stock owned by each non-management director is a personal decision; however, the Board strongly supports the position that non-management directors should own a meaningful number of shares in the Company and expects that each non-management director will (i) own Company common shares with a value of at least five times the annual Board retainer; (ii) accumulate those shares during the first five years of the director’s service on the Board; and (iii) hold these shares at least until the director departs the Board. Each director may sell enough shares to pay taxes in connection with the receipt of his or her retainer or the exercise of stock appreciation rights and the ownership guideline will be adjusted to reflect the sale to pay taxes.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 50.

Does the Company have stock ownership guidelines for executives and senior management?

The Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 69.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

Has the Company adopted policies and procedures designed to promote compliance with insider trading laws?

The Company's insider trading policies (“Insider Trading Policies”) govern the purchase, sale, and/or other dispositions of the Company's securities by directors and employees (including executive officers). These policies are designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Although we do not have a formal insider trading policy applicable to the Company, we have established procedures intended to ensure that we do not repurchase shares of our common stock while the Company is in possession of material nonpublic information, except for repurchases conducted in compliance with Rule 10b5-1. The full text of our Insider Trading Policies were filed as Exhibits 19.1 - 19.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees for the 2026 Annual Meeting of Shareholders must be received by us no earlier than November 5, 2025, and no later than December 5, 2025.

Director nominations to be brought before the 2026 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2026 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must have been received no later than February 14, 2026. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

GOVERNANCE OF THE COMPANY

Where to send director nominations for the 2026 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Corporate Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Corporate Secretary by the dates set forth above.

What is the Board’s leadership structure?

In November 2018, Brian C. Cornell assumed the position of Non-Executive Chairperson of the Board. Applying our Corporate Governance Principles, the Board determined that based on Mr. Cornell's independence, it would not appoint a Lead Director when Mr. Cornell became Non-Executive Chairperson.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairperson of the Board. These Principles also provide for an independent Lead Director when the CEO is serving as Chairperson. Our CEO does not serve as Chairperson. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairperson or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below. As Non-Executive Chairperson, Mr. Cornell is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Cornell also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to performing the duties that would otherwise be performed by a Lead Director, as described below.

As CEO, Mr. Gibbs is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

▪
Board Committee Charters. The Audit, Management Planning and Development, and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at https://investors.YUM.com/governance/committee-composition-and-charters/.
▪
Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at https://investors.YUM.com/governance/governance-documents/.
▪
Ethical Guidelines. YUM’s Global Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report misconduct, ethical or accounting concerns, or other violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at https://investors.YUM.com/governance/governance-documents/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

▪
Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairperson, as applicable. Our independent directors meet in executive session at least once per year.

yum! brands, inc.	2025 PROXY STATEMENT

▪
Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairperson.

The Board currently does not have a Lead Director, and the duties of the Lead Director are fulfilled by Mr. Cornell as Non-Executive Chairperson. Since Mr. Cornell is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Cornell’s appointment as Non-Executive Chairperson.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director, when appointed, is responsible for:

(a)
Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairperson is not present, and advising the Chairperson and CEO of any decisions reached or suggestions made at any executive session,
(b)
Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,
(c)
If requested by major shareholders, being available for consultations and direct communication,
(d)
Serving as a liaison between the Chairperson and the independent directors, and
(e)
Calling special meetings of the independent directors.
▪
Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.
▪
Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. As a part of this process, the Chairperson of the Board or the Chairperson of the Nominating and Governance Committee conduct personal interviews with each member of the Board, the results of which are summarized and discussed in an executive session. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.
▪
Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

▪
Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.
▪
Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

GOVERNANCE OF THE COMPANY

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning, food safety and digital/information security. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to each of its three standing Committees.

The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it discusses and reviews the Company’s enterprise risk management program and key risks, including cybersecurity and technology risks, as well as risks relating to sustainable stewardship of food that is part of our Good priorities of the Yum! Recipe for Good Growth strategy, including food safety and supply chain risk. The Audit Committee receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Chief Legal Officer and the Vice President, Internal Audit. Our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and our Chief Financial Officer (“CFO”). The Audit Committee also receives reports at each meeting regarding other legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President, Internal Audit. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting.

The Management Planning and Development Committee oversees the stewardship of people under the Company’s Recipe for Good Growth strategy. It considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

The Nominating & Governance Committee reviews the Company’s commitment to grow sustainably by overseeing the sustainable stewardship of planet-related items under the Company’s Good Growth Strategy. It considers risk relating to climate impact and operational waste and recycling, and it reports its conclusions to the full Board.

What is the Board’s role in information security?

Information security and data privacy have been and remain of the utmost importance to the Company in light of the value we place on maintaining the trust and confidence of our consumers, employees and other stakeholders. The Company’s information security and cybersecurity risk management processes are integrated into the Company’s overall risk management processes. The Board of Directors has overall responsibility for the oversight of the Company’s risk management and has delegated the oversight of specific risk-related responsibilities to certain Board committees. The Audit Committee oversees the Company’s business and financial technology risk exposure, which includes data privacy and data protection, information security and cybersecurity, as well as the controls in place to monitor and mitigate these risks. At the management level, our cybersecurity program is led by our Chief Information Security Officer (“CISO”). Additionally, we have a formal data privacy management group made up of privacy professionals, operational experts and specialist legal counsel, which is overseen by our Chief Compliance Officer. Our CISO and Chief Digital and Technology Officer advise the Audit Committee at least four times a year, and the Board of Directors regularly, on our management and oversight of information security risks, including data privacy and data protection risks. The Audit Committee also receives periodic updates on data privacy from members of management within our data privacy group, in addition to the regular updates from our CISO. The Audit Committee provides a summary to the full Board at each regular Board meeting of the information security risk review, together with any other risk related subjects discussed at the Audit Committee meeting. Other aspects of our comprehensive information security and cybersecurity program include:

▪
Information security and privacy modules included in our mandatory onboarding and annual compliance training for restaurant support center employees, as well as targeted specialized training for any employees that routinely have access to personal data;
▪
Periodic testing, both by internal and external resources, of our information security defenses;
▪
Periodic phishing drills with all restaurant support center employees;
▪
Global security and privacy policies; and
▪
Table-top exercises with senior leaders covering ransomware and other third-party data security threats.

In addition, the Company maintains a cyber security risk insurance policy that provides coverage for data security breaches.

yum! brands, inc.	2025 PROXY STATEMENT

What is the Board’s role in the Company’s global sustainability initiatives?

The Company has an integrated, Board and executive-level governance structure to oversee its global sustainability initiatives. Oversight for environmental, social and governance issues (“ESG”) ultimately resides with the Board of Directors. The Board receives regular updates on these matters from management through the Audit, Management Planning and Development and Nominating and Governance Committees. The committees have initial board-level oversight responsibilities for ESG-related items which fall within the purview of each of their designated areas of responsibility. The Committees’ charters reflect the areas of the Company’s ESG strategy and initiatives for which each committee has initial oversight responsibility. At the operational level, the Chief Communications and Impact Officer is responsible for overseeing the global reputation of YUM Brands and is responsible for shaping the Citizenship and Sustainability Strategy, as approved by the Board, along with the Chief Sustainability Officer and Vice President of Government Affairs.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 52, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In early 2025, the Committee examined our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

▪
Our compensation system is balanced, rewarding both short-term and long-term performance
▪
Long term performance is emphasized—majority of incentive compensation for the top-level employees is associated with the long-term performance
▪
Strong stock ownership guidelines in place for approximately 200 senior employees are enforced
▪
Annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid, thereby, mitigating any incentive to take unreasonable risk
▪
Annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board
▪
With more than 98% of our restaurants franchised, our franchisee performance overwhelmingly drives YUM performance – mitigating risk of the Company manipulating results
▪
Compensation performance measures set for each Division are tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are both apparent to shareholders and drivers of returns
▪
The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board
▪
The Company has a recoupment policy (clawback)

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (https://investors.YUM.com/governance/governance-documents/).

GOVERNANCE OF THE COMPANY

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David Gibbs, who is not considered independent because of his employment by the Company.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Barr, Biggs, Connor, Nelson, Skala and Mmes. Doniz, Domier, Graddick-Weir and Young-Scrivner had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corporation, which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to Mr. Cornell or Target Corporation, and therefore determined that Mr. Cornell was independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2024, the Company received approximately $6.4 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $1.4 million in rebates in 2024. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent less than 2% of Target Corporation’s revenues. Furthermore, the licensing relationship between the Company and Target Corporation was initially entered into before Mr. Cornell joined the Board or became employed by Target Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our Chief Legal Officer, Erika Burkhardt. If any person believes that he or she should communicate with our Audit Committee Chair, Paget Alves, he or she may do so by writing to him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting the Speak Up helpline at 1 (844) 418-4423. The Speak Up helpline is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of

yum! brands, inc.	2025 PROXY STATEMENT

Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at https://investors.yum.com/governance/governance-documents/.

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development and Nominating and Governance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2024
Audit: Paget L. Alves, Chair M. Brett Biggs Tanya L. Domier Susan Doniz Annie Young-Scrivner
▪
Possesses sole authority regarding the selection and retention of independent auditors
▪
Reviews and has oversight over the Company’s internal audit function
▪
Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors
▪
Reviews the independence, qualification and performance of the independent auditors
▪
Reviews the adequacy of the Company’s internal systems of accounting and financial control
▪
Reviews the annual audited financial statements and results of the audit with management and the independent auditors
▪
Reviews the Company’s accounting and financial reporting principles and practices including any significant changes
▪
Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Global Code of Conduct and Policy on Conflicts of Interest
▪
Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 21
8

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2024
Management Planning and Development: Christopher M. Connor, Chair Keith Barr Brian C. Cornell Mirian M. Graddick-Weir Thomas C. Nelson	▪ Oversees the Company’s executive compensation plans and programs and associated risks and reviews and recommends changes to these plans and programs ▪ Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee ▪ Reviews and approves the compensation of the Chief Executive Officer and other senior executive officers ▪ Reviews management succession planning	5

GOVERNANCE OF THE COMPANY

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2024
Nominating and Governance: Mirian M. Graddick-Weir, Chair Brian C. Cornell Thomas C. Nelson P. Justin Skala	▪ Identifies and proposes to the Board suitable candidates for Board membership ▪ Advises the Board on matters of corporate governance ▪ Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles ▪ Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance ▪ Prepares and supervises the Board’s annual review of director independence	4

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

yum! brands, inc.	2025 PROXY STATEMENT

MATTERS REQUIRING SHAREHOLDER ACTION

Item 1	Election of Directors (Item 1 on the Proxy Card)

Who are this Year’s Nominees?

There are twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2026 Annual Meeting and until their respective successors are elected and qualified. Their biographies are provided above at pages 10 to 15. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “FOR” the election of these nominees.

What if a Nominee is Unwilling or Unable to Serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What Vote is Required to Elect Directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at https://investors.yum.com/governance/governance-documents/ and at page 20 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

MATTERS REQUIRING SHAREHOLDER ACTION

Item 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I Voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2025. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2024, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a Representative of KPMG be Present at the Meeting?

Representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “FOR” approval of this proposal.

What were KPMG’s Fees for Audit and Other Services for Fiscal Years 2024 and 2023?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2024 and 2023, and fees billed for audit-related services and tax services rendered by KPMG for 2024 and 2023.

	2024	2023

Audit fees(1)	$6,079,000	$6,145,000

Audit-related fees(2)	$355,000	$349,000

Tax fees(3)	$214,000	$148,000

All other fees	$—	$—

TOTAL FEES	$6,648,000	$6,642,000

(1) Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting and statutory audits.

(2) Audit-related fees include fees associated with audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations and services rendered in connection with the Company’s securities offerings including comfort letters and consents.

(3) Tax fees consist principally of fees for international tax compliance, tax audit assistance, value added tax services, and other tax advisory services.

yum! brands, inc.	2025 PROXY STATEMENT

What is the Company’s Policy Regarding the Approval of Audit and Non-Audit Services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must subsequently be pre-approved. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at https://investors.yum.com/governance/committee-composition-and-charters/.

MATTERS REQUIRING SHAREHOLDER ACTION

Item 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I Voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long- and short-term. We believe that our compensation program has attracted and retained strong leaders and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 52, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2026 Annual Meeting of Shareholders.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “FOR” approval of this proposal.

yum! brands, inc.	2025 PROXY STATEMENT

Item 4	Proposal to Approve the Company’s 2025 Long Term Incentive Plan (Item 4 on the Proxy Card)

What am I Voting on?

The Board recommends approval of the YUM! Brands, Inc. 2025 Long Term Incentive Plan (the “Plan”). We established the Plan to attract and retain persons who are eligible to participate in the Plan, to motivate the Plan participants, by means of appropriate incentives, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies, and to align the interests of the Plan participants with our shareholders. The Board approved the Plan on March 28, 2025, and the Plan, if approved by our shareholders, will replace our Long Term Incentive Plan as amended and restated effective as of May 20, 2016 (the “Prior Plan”).

If the Plan is approved by shareholders, 19,000,000 shares will be available for issuance under the Plan, less the number of shares subject to awards made to participants under the Prior Plan between December 31, 2024 and the date the Plan is approved by our shareholders. We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In setting the proposed number of shares reserved and issuable under the Plan, the Board considered several factors, including the potential dilutive effect of equity awards outstanding under the Company’s prior equity compensation plans, the Company’s historical equity usage and the expected dilution of the Plan, in order to arrive at a reasonable and appropriate dilutive impact of the Plan.

Share Information on Equity Compensation Plans as of December 31, 2024

The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of December 31, 2024 (except as otherwise noted):

Share Information on Equity Compensation Plans
Total number of stock appreciation rights (SARs) and stock options outstanding(1)	7,727,088
Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs) and deferred stock units)(2)	1,116,694
Total number of shares remaining available for future grant under the Prior Plan(3)	23,866,865
Total number of shares of common stock outstanding as of the record date(4)	278,517,186

(1) The weighted-average exercise price of the SARs and stock options outstanding was $99.53, and the weighted-average remaining term of the stock options and SARs outstanding was 6.26 years.

(2) Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

(3) Represents the total number of shares available for future awards under the Prior Plan reflecting performance-based awards at target payout. The Prior Plan was our only active equity compensation plan as of December 31, 2024.

(4) The record date is March 19, 2025.

As discussed below, if the Plan is approved, no future awards will be made under the Prior Plan.

MATTERS REQUIRING SHAREHOLDER ACTION

Burn Rate. We manage our long-term shareholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.

Burn rate is generally calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding and generally demonstrates how quickly a company uses shares available under its equity compensation plans.

The following table provides our average three-year burn rate under the Prior Plan:

Element	Fiscal 2024	Fiscal 2023	Fiscal 2022	Three-Year Average
SARs and stock options granted	988,000	1,057,000	1,333,000
Time-based restricted stock, RSUs and deferred stock units granted (a)	479,000	438,000	529,000
Performance share units (PSUs) granted (b)	118,000	100,000	101,000
Total full-value awards ((a) + (b))	597,000	538,000	630,000
Weighted-average basic number of shares of common stock outstanding as of fiscal-year end	282,000,000	281,000,000	286,000,000
Burn Rate	0.56%	0.57%	0.69%	0.61%

Total Potential Dilution. Our equity plan dilution rate (or overhang) as of December 31, 2024 was 11.7% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Prior Plan, by (2) the total number of common shares outstanding as of December 31, 2024, which was 279,097,606 shares). As of December 31, 2024, the shares remaining available under the Prior Plan, and shares subject to outstanding awards represented 8.5% and 3.2% of our current overhang, respectively. If shareholders approve the Plan, we will not issue any additional grants under the Prior Plan, and the issuance of 19,000,000 shares under the Plan would decrease our total potential dilution rate from 11.7% to approximately 10.0%.

Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately ten years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and motivate key talent, the number of dividend equivalent rights outstanding and the extent to which they provide for settlement in stock, the amount and frequency of the Company’s dividend payments, and how the Company chooses to balance total compensation between cash and equity-based awards.

Overview of Plan Awards

The Plan authorizes the award of stock options (including incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”)), stock appreciation rights (“SARs”), and “Full Value Awards” (including restricted stock awards, restricted stock unit awards, performance shares, and performance unit awards), each as described below.

Prohibition on Repricing

The Plan provides that, except for adjustments in connection with corporate transactions (discussed below) or as approved by our shareholders, the exercise price of an outstanding stock option or SAR may not be decreased after the date of grant, nor may an outstanding stock option or SAR be surrendered to us in consideration for the grant of a replacement stock option or SAR with a lower exercise price or a Full Value Award. Except as approved by our shareholders, in no event may any stock option or SAR granted under the Plan be surrendered to us in consideration for a cash payment if, at the time of

yum! brands, inc.	2025 PROXY STATEMENT

such surrender, the exercise price of the stock option or SAR is greater than the then current fair market value of a share of our common stock.

Description of the Plan

The following is a brief description of the material features of the Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Eligibility

Any officer, director or other employee of us or one of our subsidiaries, consultants, independent contractors or agents of us or one of our subsidiaries, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of us or one of our subsidiaries (but effective no earlier than the date on which such individual begins to provide services to us or one of our subsidiaries), including in any case, Outside Directors are eligible to receive awards under the Plan. Upon receiving a grant of an award under the Plan, an eligible individual shall be a “participant” in the Plan. No person is eligible for an award under the Plan unless and until it is approved by our shareholders, and no awards have been made to any person under the Plan. As of March 12, 2025, approximately 4,000 employees (including eight executive officers) and 11 Outside Directors would have been eligible to participate in the Plan had it been in effect on that date.

Administration of the Plan

The Plan is administered by the Management Planning and Development Committee (the “Committee”). For purposes of the Plan and subject to the terms and conditions of the Plan, the Committee has the authority and discretion (a) to select from among the eligible individuals those persons who shall receive awards under the Plan, (b) to determine the time or times of receipt, (c) to determine the types of awards and the number of shares covered by the awards, (d) to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and, subject to the terms and conditions of the Plan, to cancel or suspend awards, and to accelerate the vesting of any awards, (e) to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, (f) to conclusively interpret the Plan, (g) to establish, amend, and rescind any rules and regulations relating to the Plan, (h) to determine the terms and provisions of any award agreement made pursuant to the Plan, and (i) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

Except as prohibited by applicable law or as necessary to preserve exemptions under the securities laws, the Committee may delegate any of its duties under the Plan to such agents as it determines from time to time (which delegation can be revoked at any time). Unless action to the contrary has been taken by the Board or the Committee, the Committee’s authority with respect to awards and other matters concerning participants below the Executive Officer level and Partners Council level is delegated to our Chief Executive Officer and Chief People and Culture Officer.

Shares Available Under the Plan

We have reserved for issuance under the Plan a number of shares of our common stock equal to 19,000,000 less the number of shares subject to awards made to participants under the Prior Plan between December 31, 2024 and the date the Plan is approved by our shareholders. This same limit applies to the number of shares available for grants of ISOs under the Plan.

Shares available under the Plan may be authorized but unissued, shares currently held or subsequently acquired by us as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions. Any award may be settled in cash or in shares of stock. Shares of stock covered by an award will only be counted as used to the extent that they are actually used.

Each share delivered in respect of a Full Value Award is counted as covering two shares except that, in the case of restricted stock or restricted stock units delivered pursuant to the settlement of earned annual incentives, each share shall be counted as covering one share. To the extent any shares of stock covered by an award are not issued or delivered to a participant or

MATTERS REQUIRING SHAREHOLDER ACTION

beneficiary because the award is forfeited or cancelled, or the shares of stock are not delivered because (a) the award is forfeited or cancelled, (b) the award is settled in cash, (c) the shares are used to satisfy the applicable tax withholding obligation or to pay the exercise price of an option (whether through net settlement or otherwise), (d) the shares were subject to a stock-settled SAR that were not issued upon the exercise of such SAR or (e) because the shares were repurchased on the open market with the proceeds of the exercise price of an option, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of our common stock (by either actual delivery or by attestation, including net exercise), only the number of shares of stock issued net of the shares tendered shall be deemed delivered for purposes of the Plan.

On December 31, 2024, the last reported sale price of our common stock in composite transactions for NYSE-listed securities was $134.16 per share.

Limits for Outside Directors

No Outside Director may be granted during any calendar year an award or awards having a value determined on the grant date in excess of $750,000 plus, if applicable, a Board chair fee of an additional $340,000. If an award is denominated in common stock but an equivalent amount of cash is delivered in lieu of delivery of shares of stock, the foregoing limits shall be applied based on the methodology used by the Committee to convert the number of shares of stock into cash. In any case, if delivery of common stock is deferred until after the stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the stock is earned shall be disregarded for purposes of applying the foregoing limitations.

Adjustments

If any (a) change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, (b) corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by us of all or a portion of our assets, (c) other change in our corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results (x) in the outstanding shares of our common stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of us or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of us or of any other corporation being received by the holders of outstanding shares of our common stock), or (y) a material change in the market value of the outstanding shares of our common stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in: (i) the number and type of shares (or other property) with respect to which awards may be granted under the Plan, (ii) the number and type of shares (or other property) subject to outstanding awards, (iii) the grant or exercise price with respect to outstanding awards, (iv) (d) the limitations on shares reserved for issuance under the Plan and the limitations on the number of shares (or dollar amount) that can be subject to awards granted to certain individuals or within a specified time period, and (v) the terms, conditions or restrictions of outstanding awards and/or award agreements. In the case of any stock option that is an ISO, any adjustments in accordance with the foregoing shall be accomplished so that such stock option shall continue to be an ISO and there are restrictions on the type and manner of adjustment to awards to ensure compliance with Code Section 409A (relating to nonqualified deferred compensation).

Awards under the Plan

Agreements

An award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any award to any participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not require that the participant sign a copy of such document.

Stock Options and SARs

The grant of a stock option under the Plan entitles the participant to purchase shares of our common stock at an exercise price and during a specified time established by the Committee. Any stock option may be either an ISO or an NQO, as determined in the discretion of the Committee. An “ISO” is a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) and may only be granted to employees of us or our eligible subsidiaries. An “NQO” is a stock option that is not intended to be an ISO. A stock option will be deemed to be an

yum! brands, inc.	2025 PROXY STATEMENT

NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not meet the requirements of an ISO. Any stock option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such stock option does not satisfy such requirements, the stock option shall be treated as an NQO.

A SAR entitles the participant to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the fair market value of a specified number of shares of our common stock at the time of exercise; over (b) an exercise price established by the Committee.

The Committee shall designate the participants to whom stock options or SARs are to be granted and shall determine the number of shares of stock subject to each such stock option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. The Committee may not, however, grant dividends or dividend equivalents (current or deferred) with respect to any stock option or SAR granted under the Plan. In no event shall a stock option or SAR be exercisable later than the ten-year anniversary of the date on which the stock option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the stock is listed).

The “exercise price” of each stock option or SAR granted shall be established by the Committee or shall be determined by a method established by the Committee at the time the stock option or SAR is granted, except that the exercise price shall not be less than the fair market value of a share of stock on the date of grant. Stock options and SARs granted under the Plan in replacement for awards under plans and arrangements of us or one of our subsidiaries that are assumed in business combinations may provide for exercise prices that are less than the fair market value of the stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.

The exercise price of a stock option shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of stock acceptable to the Committee, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee. The Committee may permit a participant to elect to pay the exercise price upon the exercise of a stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Generally, the full exercise price for shares of common stock purchased upon the exercise shall be paid at the time of such exercise (except that, in the case of a third party exercise arrangement described above, payment may be made as soon as practicable after the exercise).

Full Value Awards

A Full Value Award is a grant of one or more shares of our common stock or a right to receive one or more shares of our common stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) that is contingent on continuing service (or no service), the achievement of performance objectives during a specified period of performance, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement; provided, however, that no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

Settlement and Payment of Awards

Awards may be settled through cash payments, the delivery of shares of our common stock, the granting of replacement awards, or a combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment (other than a stock option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

Change in Control

Subject to the provisions of the Plan relating to adjustments in the context of corporate transactions and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the award agreement or in an individual

MATTERS REQUIRING SHAREHOLDER ACTION

severance, employment or other agreement between us and a Plan participant, the following provisions shall apply to awards in the event of a Change in Control.

Performance Awards

Upon a Change in Control, (a) any performance conditions applicable to outstanding Full Value Awards with performance periods beginning prior to the year in which the Change in Control occurs will be deemed to have been achieved at the higher of (i) the target level of performance for the performance period in effect on the date of the Change in Control or (ii) the actual level of performance measured as of the date of the Change in Control, (b) any performance conditions applicable to outstanding Full Value Awards with performance periods beginning during the year in which the Change in Control occurs will be deemed to have been achieved at the target level of performance for the performance period in effect on the date of the Change in Control, (c) in any case, such awards will thereafter not be subject to any performance conditions, and (d) except as otherwise provided, any service-based conditions applicable to such awards will continue to apply as if the Change in Control had not occurred.

Continuation, Assumption, and/or Replacement of Awards

If, upon a Change in Control, then outstanding awards under the Plan are continued under the Plan or are assumed by a successor to us and/or awards in other shares or securities are substituted for then outstanding awards under the Plan (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then, each Replacement Award will continue in accordance with its terms. In the case of any participant whose termination date has not occurred as of the date of the Change in Control, if the participant’s termination date occurs by reason of termination by us without cause on or within twenty four months following the Change in Control, then (a) all of the participant’s outstanding Replacement Awards that are Full Value Awards will be fully vested upon his or her termination date, subject to the terms of the award agreement, and generally will be settled or paid within thirty days after the termination date and (b) in the case of any Replacement Awards that are stock options or SARs, the Replacement Award will be fully vested and exercisable as of the termination date and the exercise period will extend for three years following the termination date or, if earlier, the expiration date of the stock option or SAR.

Termination/Acceleration

If, upon a Change in Control, the provisions of the Plan relating to Replacement Awards do not apply, all then outstanding awards will become fully vested immediately prior to the Change in Control and will be cancelled in exchange for a cash payment or other consideration generally provided to shareholders in the Change in Control equal to the then current value of the award, determined as though the award was fully vested and exercisable (as applicable) and any restrictions applicable to such award had lapsed immediately prior to the Change in Control; provided, however, that in the case of a stock option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the stock option or SAR over the aggregate exercise price of the stock option or SAR (but not less than zero). In the case of any stock option or SAR with an exercise price that is greater than the per share consideration to be paid with respect to the cancellation of the stock option or SAR, the consideration to be paid with respect to cancellation of the stock option or SAR may be zero. Any payment or settlement pursuant to this provision generally will be made within thirty (30) days after the Change in Control.

Transferability

Unless otherwise determined by the Committee and expressly provided for in an award agreement, no award or any other benefit under the Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

Withholding

All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of stock which the participant already owns, or through the surrender of shares of stock to which the participant is otherwise entitled under the Plan; provided, however, previously-owned stock that has been held by the participant or stock to which the participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other tax withholding rates that will not have a negative accounting impact).

yum! brands, inc.	2025 PROXY STATEMENT

Participants Outside the United States

The Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which we or any of our subsidiaries operates or has employees. The foregoing provisions may not be applied to increase the share limitations of the Plan or to otherwise change any provision of the Plan that would otherwise require the approval of our shareholders

Miscellaneous

Limitation of Implied Rights

Neither a participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of us or any of our subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which may be set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of us or our subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of us or any of our subsidiaries shall be sufficient to pay any benefits to any person.

The Plan does not constitute a contract of employment or continued service, and selection as a participant will not give any participating employee or other individual the right to be retained in the employ of us or a subsidiary or the right to continue to provide services to us or a subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

Delivery of Stock Under the Plan

We shall have no liability to deliver any shares of stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of stock, the issuance may be effectuated on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Misconduct and Recoupment

The Committee, in its discretion, may impose such restrictions on shares of stock acquired pursuant to the Plan, whether pursuant to the exercise of a stock option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, stock ownership by the participant, conformity with our recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Unless otherwise specified by the Committee, any awards under the Plan and any shares of stock issued pursuant to the Plan shall be subject to our compensation recovery, clawback, and recoupment policies as in effect from time to time.

If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of us, (b) breached any contract with or violated any fiduciary obligation to us, or (c) engaged in any conduct which the Committee determines is injurious to us or our subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan.

Amendment and Termination of the Plan

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any award agreement); provided, however, that no amendment or termination of the Plan or amendment of any award agreement may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted. Adjustments pursuant to corporate transactions and restructurings are not subject to the foregoing limitations. In addition, amendments to the provisions of the Plan that prohibit the repricing of stock options and SARs, amendments expanding the group of eligible individuals, or amendments increasing the aggregate number of shares

MATTERS REQUIRING SHAREHOLDER ACTION

reserved under the Plan, the shares that may be issued in the form of ISOs, or limitations on awards to Outside Directors will not be effective unless approved by our shareholders. No amendment shall be made to the Plan without the approval of our shareholders if such approval is required by law or the rules of any stock exchange on which the common stock is listed.

If approved by our shareholders, the Plan will remain in effect until terminated by the Board provided that no awards may be granted under the Plan on or after the tenth anniversary of the date on which the Plan is approved by our shareholders (May 15, 2035). Any awards outstanding under the Plan after Plan termination will remain subject to the terms of the Plan. If the Plan is not approved by our shareholders, no awards may be made under the Plan.

It is our intention that, to the extent that any provisions of the Plan or any awards granted under the Plan are subject to Code Section 409A, the Plan and the awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither we nor our Subsidiaries guarantee that awards under the Plan will comply with Code Section 409A, and the Committee is under no obligation to make any changes to any award to cause such compliance.

U.S. Federal Income Tax Implications of the Plan

The discussion that follows is a summary, based on U.S. federal tax laws and regulations presently in effect, of some significant U.S. federal income tax considerations relating to awards under the Plan. The applicable laws and regulations are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. This summary does not discuss state, local or foreign laws.

Stock Options

The tax treatment of a stock option depends on whether the option is a an NQO or an ISO.

The grant of an NQO will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares of common stock, and we will be entitled to a corresponding deduction.

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us or our eligible subsidiaries (determined under tax rules) during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the shares of common stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price.

Special rules apply if an option is exercised through the exchange of previously acquired stock.

yum! brands, inc.	2025 PROXY STATEMENT

SARs

A participant will not be deemed to have received any income upon the grant of a SAR. Generally, when a SAR is exercised, the excess of the market price of common stock on the date of exercise over the exercise price will be taxable to a participant as ordinary income. We are entitled to a deduction in the year of exercise equal to the amount of income taxable to the individual.

Full Value Awards

The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of common stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

We generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

New Plan Benefits

The granting of awards under the Plan is at the discretion of the Committee. Accordingly, the number and type of awards to be granted under the Plan in the future to any particular person or group is not presently determinable. Currently, our non-employee directors are entitled to receive equity awards for their service as directors as described under “Director Compensation.”

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “FOR” this proposal.

MATTERS REQUIRING SHAREHOLDER ACTION

Item 5	Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals (Item 5 on the Proxy Card)

What am I Voting on?

The Shareholder Commons (TSC), on behalf of H.E.S.T. Australia Ltd. (CAN 006 818 695) as trustee for HESTA, has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponents upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponents. We are not responsible for the content of the proposal or any inaccuracies it may contain.

RESOLVED, shareholders ask that the board of directors institute a policy that the Company (“Yum”) comply with World Health Organization (“WHO”) Guidelines on Use of Medically Important Antimicrobials in Food-Producing Animals (“WHO Guidelines”)1 throughout Yum’s supply chains.

SUPPORTING STATEMENT: Yum is the world’s largest restaurant company and a major purchaser of meat; its policies thus have tremendous influence on the market as a whole. Some of Yum’s brands have made some progress in reducing use of certain antibiotics in their poultry supply chains, and Taco Bell is working on reducing use of certain antibiotics in its U.S. and Canadian beef supply chains. While this is laudable, it falls short of the measures necessary to protect Yum’s investors’ diversified portfolios. The WHO Guidelines pertain to all food-producing animals in all markets.

Antibiotics overuse is known to exacerbate antimicrobial resistance (“AMR”), which the WHO describes as “one of the top 10 global public health threats facing humanity.”2 AMR poses a systemic threat to public health and the economy. When the efficacy and availability of life-saving drugs are compromised, the entire economy suffers. And when the economy suffers, investors lose. By 2050, AMR could cause $100 trillion in lost global production,3 thus lowering the economy’s intrinsic value and devastating portfolio returns for institutional investors.

Yum’s policies do not comport with the WHO Guidelines, which recommend that “farmers and the food industry stop using antibiotics routinely to promote growth and prevent disease in healthy animals” and provide evidence-based recommendations and best practices. Yum rightly acknowledges that robust AMR protections raise “[t]he challenge of individual costs and widely distributed societal benefits.”4 But for diversified investors, the portfolio-wide costs associated with AMR are paramount. As the Financial Times editorial board recently stated, “What has been dubbed ‘the silent pandemic’ requires the intervention at a global level of investors and governments alike.”5

Yum’s decision not to prioritize broad AMR risks does not account for its diversified owners’ interests in optimizing public health, the economy, and their long-term portfolio returns. By engaging meat suppliers that use medically important drugs beyond WHO Guidelines, Yum adds to the economic threat AMR poses to its diversified shareholders: reducing the economy’s intrinsic value will directly reduce diversified portfolios’ long-term returns.6 Yum’s profit gain that comes at the expense of public health is a bad trade for Yum’s diversified shareholders, who rely on broad economic growth to achieve their financial objectives.

1 https://apps.who.int/iris/bitstream/handle/10665/258970/9789241550130-eng.pdf

2 https://www.who.int/news-room/fact-sheets/detail/antimicrobial-resistance

3 https://theshareholdercommons.com/case-studies/amr-case-study/

4 https://www.yum.com/wps/wcm/connect/yumbrands/41a69d9d-5f66-4a68-bdee-e60d138bd741/Antimicrobial+Resistance+Report+2021+11-4+-+final.pdf?MOD=AJPERES&CVID=nPMkceo

5 https://www.ft.com/content/158aa07a-ff5a-4bd0-8248-3b4fa86492c8

6 https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf

yum! brands, inc.	2025 PROXY STATEMENT

By changing its policies and adhering to the WHO Guidelines, Yum could save lives, contribute to a more resilient economy, and protect its diversified investors’ portfolios.

Please vote for: Comply with Expert Guidelines on Antimicrobial Use – Item 5*

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

YUM’s Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as it seeks to impose a single policy that would undermine the Company’s well-developed strategy for controlling the use of antibiotics/antimicrobials in its supply chain. The policy requested by the proponents would significantly limit management’s ability to implement multi-layered approaches with respect to the oversight of responsible and judicious use of antibiotics, in favor of a policy that neither the Board nor management has determined to best address the issue. In addition, such a policy has not been widely accepted by industry peers or experts in the field, making it particularly ill-advised.

The Company believes Antimicrobial Resistance (AMR) is an important global health issue that many policy makers, scientists and civil society organizations have recognized, including the World Health Organization (WHO), Food and Agricultural Organization (FAO) and World Organization for Animal Health (WOAH). To that end, the Company maintains robust policies and procedures designed to promote antimicrobial stewardship and has continued to grow and elevate its corporate ambition and engagement on antimicrobial resistance over the last decade. By leveraging a range of frameworks to uphold animal welfare in its supply chain, YUM fosters antibiotic stewardship, adheres to industry best-practices and ensures reliable, cost-efficient access to a sustainable supply for its global operations.

YUM’s Antimicrobial Resistance Strategy & Commitments

YUM’s strategy on AMR includes:

▪
Corporate Policies, Aspirations & Programs
▪
Supplier & Sector Engagement
▪
Reporting & Transparency

Corporate Policies, Aspirations & Programs

In 2024, YUM published an updated Global Antimicrobial Stewardship Policy. This policy was expanded to include new pork guidance, reflect broader global engagement on poultry and affirm the Company’s commitments to antimicrobial stewardship related to beef. Based on historical animal protein purchases, YUM’s Global Antimicrobial Stewardship policy now covers over 90% of the Company’s animal protein across poultry, beef and pork, which is reflective of its long-standing commitment to a meaningful and comprehensive health management program for animals raised for food throughout YUM’s supply chain. Under this program, the Company has identified goals and commitments intended to promote responsible use and the significant reduction of the use of antibiotics in food producing animals, while recognizing that circumstances may necessitate their use to maintain or restore good animal health.

YUM Commitments for Responsible Use of Antibiotics
Subsidiary	Commitments	Status
KFC U.S.	▪ To remove antibiotics important to human medicine from its poultry supply	Complete
Pizza Hut U.S.	▪ To remove antibiotics important to human medicine from its chicken toppings for pizza ▪ To remove antibiotics important to human medicine from chickens used for wings by 2022	Complete

MATTERS REQUIRING SHAREHOLDER ACTION

YUM Commitments for Responsible Use of Antibiotics
Subsidiary	Commitments	Status
Taco Bell U.S.	▪ To remove antibiotics important to human medicine from all chicken products	Complete
Taco Bell U.S. & Canada
▪
To reduce antibiotics important to human health by 25% in beef supply chain by 2025
▪
To give preference to beef suppliers that make measured reductions in their use of antibiotics
▪
To participate in animal husbandry practices that promote antibiotic stewardship
In progress

Also in 2024, the Company collaborated with a third-party expert to make evidence-based updates to a report on the global AMR scenario that was published in 2021. The 2021 original report, commissioned by YUM and developed by independent third-party experts, provided management and the Board with a balanced and evidence-based analysis of AMR. The report found that AMR is a multifaceted problem that requires a long-term approach, with governments best positioned to address the issue given its magnitude and scale. Moreover, the report indicated that responsible antibiotic prescription, and more specifically, the use of antimicrobials in humans, may be the highest impact strategy for reducing AMR’s effect moving forward. With respect to agriculture in particular, the enhancement of husbandry practices, judicial use of antimicrobials for animals, AMR monitoring and improvement of animal sanitation are seen as the most critical AMR reduction strategies. The report concluded that key enablers of these strategies include continued investment in research and development efforts on the data collection and diagnostics side, as well as fostering public-private partnerships, educational programs and awareness initiatives.

Supplier & Sector Engagement

In addition to having strong policies in place, YUM also regularly engages with internal and external stakeholders on this issue. For its beef supply, YUM continues to partner closely with the International Consortium for Antimicrobial Stewardship in Agriculture (ICASA). Founded in 2019 with an initial $7.7 million investment to fund antimicrobial research dedicated to targeted antibiotic use, ICASA advances animal health and welfare and aims to increase transparency in food production practices. YUM joined other private sector participants in giving financial and programmatic support to the project, along with initial funding from The Foundation for Food and Agriculture Research, resulting in a total investment of $15 million. Through ICASA, YUM has joined other supply chain partners in supporting a multiyear study to better understand the baseline utilization of antibiotics in the U.S. feedlot industry and to advance ongoing research in this area.

Also in 2024, YUM joined a collective of dozens of other organizations, representing 40% of global poultry meat production, in endorsing Antimicrobial Use Stewardship Principles in poultry through the United States Agency for International Development’s (USAID) Transformational Strategies for Farm Output Risk Mitigation project. The International Poultry Council developed these principles to guide treatments that avoid use of antimicrobials and, when necessary, ensure proper and safe application.

Transparency & Reporting

Finally, in addition to YUM’s corporate policies and programs, and supplier and sector engagement, the Company continues to support transparency through its reporting efforts. For example, YUM uses a third-party auditing system, the United States Department of Agriculture (USDA) Process Verified Program (PVP), for U.S. poultry compliance to help ensure that the Company’s antibiotics claims and standards are measured and assessed. In addition, YUM has annually published updates on actionable steps taken with respect to antibiotics since the Company’s initial Sustainable Animal Protein Principles and Good Antimicrobial Stewardship policy was published in 2017.

Given the robust polices that YUM has implemented, its record of continuous improvements, expanded engagement and disclosure, the Company is confident that it has undertaken significant steps in addressing AMR in YUM’s supply chain. Furthermore, the Company believes that adopting the proponents’ proposed policy would not contribute meaningfully to AMR reduction efforts. Instead, it would redirect valuable focus and resources away from the Company’s execution of its well-considered and strategically developed approach to this issue, which is already driving measurable progress.

yum! brands, inc.	2025 PROXY STATEMENT

For additional information on YUM’s global AMR strategy, policy and performance, please see its ESG Library at https://www.yum.com/wps/portal/yumbrands/Yumbrands/impact/esg-library.

The Board urges shareholders to vote AGAINST this proposal to allow the Company to execute its existing and well-informed strategy to address AMR.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “AGAINST” this proposal.

MATTERS REQUIRING SHAREHOLDER ACTION

Item 6	Shareholder Proposal Regarding Report on Faith-Based Employee Resource Groups (Item 6 on the Proxy Card)

What am I Voting on?

Bowyer Research, Inc. on behalf of the Oklahoma Tobacco Settlement Endowment Trust (TSET), has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Whereas: Yum! Brands, Inc. is one of the largest companies in the United States and employs over 35,000 people. As a major employer, Yum! Brands should support the religious freedom of its employees. Yum! Brands is already required to comply with many laws prohibiting discrimination against employees based on their religious status and views.

Respecting diverse religious views allows Yum! Brands to attract the most qualified talent, promote a diverse and vibrant business culture, and is a key component to make sure it fully engages each of its employees. One of the best ways to promote religious diversity is through faith-based employee resource groups. ERGs allow like-minded employees to connect with one another, seek professional development, and promote understanding and dialogue with the broader workforce.

Despite this, the 2024 edition of the Viewpoint Diversity Score Business Index1 found that over 64% of the largest tech and finance companies, as well as food companies like Yum! Brands, do not have faith-based employee resource groups and that only 5% have faith-specific ERGs. Yum! Brands2 does this even though the vast majority of Americans identify as religious, and even though the Company recognizes ERGs formed around race, gender identity, military status, and a variety of other criteria.3

According to the 2023 Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.4 Yum! Brands needs to take proactive steps to address this shortcoming by promoting faith-based ERGs and providing them the same support and access that other ERGs enjoy.

Recent Supreme Court decisions in Groff v. DeJoy and Muldrow v. City of St. Louis have also clarified that religious protections for employees extend to all terms, conditions, and privileges of employment, not just monetary compensation. So failure to allow faith-based ERGs may be illegal.

Resolved: Shareholders request the Board of Directors of Yum! Brands, Inc. conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating the risks related to religious discrimination against employees.

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

Our Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as the Company has already implemented robust systems and processes designed to minimize risks related to religious discrimination. The Company is deeply committed to creating a culture of inclusion and belonging that allows employees to express their

1 https://www.viewpointdiversityscore.org/.

2 https://1792exchange.com/pdf/?c_id=4119

3 https://www.yum.com/wps/portal/yumbrands/Yumbrands/careers/our-culture

4 https://www.viewpointdiversityscore.org/polling

yum! brands, inc.	2025 PROXY STATEMENT

religious faith and beliefs freely, without fear of bias, harassment or unequal treatment. To ensure that employees are protected from religious discrimination, the Company has developed extensive compliance measures to prevent behaviors that could constitute religious discrimination as well as procedures to identify, report and investigate alleged instances of religious discrimination.

Commitment to Inclusive Culture

The Company is committed to fostering a culture of community and belonging, where all employees can be their best, authentic selves, which includes authentic expression of their religious beliefs. To that end, we aim to reflect the customers and communities we serve across our global business and remove barriers to opportunity for our teams. This includes increasing engagement in our communities of belonging (COBs), which are company-sponsored groups that bring people together to learn, share, develop and connect.

As the proponent acknowledged, the Company already offers a number of COBs that afford employees the opportunity to unite around shared experiences and perspectives. Yum’s existing COBs were formed in response to a demonstrated interest and need for additional support among our employee communities, and the Company is focused on scaling those COBs to operate at the global level. The absence of a faith-based COB does not create risk related to religious discrimination, as management has already established strong anti-discrimination protections for employees in all jurisdictions, and the creation of a faith-based COB would not enhance those existing protections.

Employee Feedback

YUM recognizes the important role that religion plays in the lives of many of our employees and offers support to religious employees in a number of ways, as further discussed below. The Company also fosters an open line of communication with its employees, regularly collecting their feedback and identifying ways to enhance their experience. Our employee experience survey results have not reflected any measurable interest to date in faith-based COBs. To the contrary, our survey data has consistently demonstrated that among the demographic criteria self-reported by employees, religion has not been identified as a factor that impacts the quality of employee experience at the Company.

Anti-Discrimination and Harassment Policies and Procedures

Additionally, the Company maintains a formal Anti-Discrimination and Harassment Policy that applies to all aspects of the employment relationship, including recruitment, hiring, training, work schedules, performance appraisal, promotion or demotion, transfers, compensation, termination of employment, fringe benefits, and use of company facilities or participation in company-sponsored activities. The policy prohibits all forms of religious harassment and discrimination and is clear that harassment includes a wide range of conduct, including verbal, physical or visual harassment, and provides numerous examples of unacceptable conduct.

Violation of the policy (even if the behavior does not necessarily violate the law) is grounds for disciplinary action, up to and including termination of employment. In addition, the policy calls for immediate reporting if an employee believes that he or she or another employee has been the victim of discrimination, harassment or retaliation. Employees at the supervisor level or above are required to report known or suspected workplace harassment immediately. This applies regardless of whether the supervisor is a victim of the alleged harassment, whether they received a complaint about the alleged harassment, or whether they observe behavior that could be harassment. Failure to promptly report actual or suspected harassment will result in disciplinary action, up to and including termination of employment. Reports may be made to the appropriate human resources representative or through the confidential Speak Up helpline. The Speak Up helpline is run by an independent company that will relay employee concerns to the Company for investigation, determination, and response. Employees can make anonymous reports.

The Company thoroughly investigates any complaint of actual or suspected discrimination or harassment. An appropriate representative will be appointed to conduct a prompt, detailed and impartial investigation of the allegations, treating the allegations as confidentially as possible. Depending on the circumstances, the investigation could involve review of documents or photos, and/or interviews of witnesses. If the investigation concludes that harassment or discrimination in violation of the policy occurred, appropriate remedial action will be taken, up to and including termination of employment. If the harasser is a non-employee, the Company will take appropriate steps under the circumstances, which could include termination of the business relationship with the individual or the individual’s employer.

Any employee who makes a good-faith complaint under the Company’s anti-discrimination policy is protected from retaliation. Employees who believe they have experienced or witnessed discrimination are encouraged to utilize the Company’s internal complaint process, but employees also have the right to go directly to the relevant outside agency,

MATTERS REQUIRING SHAREHOLDER ACTION

including the U.S. Equal Employment Opportunity Commission (“EEOC”), or the state or local agency (if applicable) where they live or work. The policy includes contact information for the EEOC and state and local agencies and how to make a report in each state, and is posted on the Company's internal intranet that is accessible to all corporate employees.

Anti-Discrimination Compliance Program

In addition to its policies and procedures, the Company maintains a comprehensive global compliance program that equips employees with the knowledge to recognize and report all instances of potential discrimination, including religious discrimination. The program includes mandatory nondiscrimination training courses that provide detailed information on legally protected characteristics and beliefs, hypothetical workplace scenarios involving discriminatory behavior and reporting procedures for suspected discrimination. The courses are customized for employees in different jurisdictions and highlight considerations specific to state and international nondiscrimination laws. These compliance courses are mandatory for new hires and are required of all other employees every other year, and employees are required to pass assessments testing their knowledge in order to complete the courses.

Religious Accommodations, Time Off and Holidays

The Company recognizes the vital importance of granting religious accommodations when requested by employees and job applicants for sincerely held religious beliefs and providing time away from work for religious and cultural observances. Employees in need of religious accommodations can engage in an interactive process with their human resources representative to identify an accommodation that meets the needs of the employee and that can be reasonably accommodated by the business. In addition, the Company permits employees to take time off from work for religious observances provided that the request does not create an undue hardship for the business. Corporate employees are also given a generous vacation package of four weeks per year and five weeks for employees celebrating a milestone year. In addition, YUM observes a number of company-wide holidays, including, but not limited to, Martin Luther King Jr. Day, Juneteenth, Independence Day, Thanksgiving Day, Christmas Eve and Christmas Day, as well as a number of “Live Well” days where employees are encouraged to use the time in furtherance of their own well-being. Employees also receive one floating holiday each year that they can use in their discretion and with approval from their supervisor. Employees in our global markets may observe additional holidays local to their region. The Company believes that this ample time away from work affords employees the opportunity for religious expression and observance should they choose.

For the reasons discussed above, the Company has demonstrated the strength of existing support and protections in place to prevent religious discrimination and no further assessments of related risks are necessary.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “AGAINST” this proposal.

yum! brands, inc.	2025 PROXY STATEMENT

Item 7	Shareholder Proposal Regarding Workplace Safety Policies and Practices (Item 7 on the Proxy Card)

What am I Voting on?

The SOC Investment Group, has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request. In accordance with federal securities regulations, we have included the text of the proposal and supporting statement exactly as submitted by the proponent. We are not responsible for the content of the proposal or any inaccuracies it may contain.

Resolved: Shareholders request the Board of Directors of Yum! Brands, Inc. (“the Company”) commission an independent third-party audit on the impact of the Company’s policies and practices on the safety and well-being of workers throughout all Company-branded operations. A report on the audit, prepared at a reasonable cost and omitting proprietary information, should be made available on the Company’s website.

The audit should include:

▪
Evaluation of management and business practices that contribute to an unsafe or violent environment, including staffing capacity;
▪
Meaningful consultation with workers and customers to inform appropriate solutions, including whistle-blower protections for workers reporting health and safety related incidents; and
▪
Recommendations for actions and regular reporting with progress on identified actions.

Supporting Statement:

Workplace violence is recognized as a national cause for concern. The U.S. Occupational Safety and Health Administration (OSHA) states that acts of violence and other injuries are the third leading cause of fatal occupational injury in the U.S.1 and that “workplace violence is a major concern for employers and employees nationwide.”2 It is in the best interests of Yum!, its shareholders and employees to conduct an audit of its policies and practices and take action to limit employee exposure to health and safety risks. Yum!’s ability to attract and retain employees is particularly important to the company’s long-term success, particularly given the high turnover in this industry.

Yum! Workers are frequently exposed to safety risks from customers. In 2023, Taco Bell workers in Detroit were threatened by a customer with violence, and another in North Carolina was shot by a customer. In 2024 a Taco Bell worker in Texas was shot and killed during a robbery and other workers in South Carolina and Illinois were also victims of gun violence.

Workplace safety issues are not limited to customer violence. In June, employees at a San Jose Taco Bell and KFC location went on strike in protest of high kitchen temperatures and other unsafe working conditions. Workers had repeatedly complained to franchise management before going on strike and had lodged multiple complaints with Cal/OSHA. Since many Yum! branded restaurants are operated by franchisees, the report requested by this proposal should evaluate the adequacy of current policies in assuring that the Company learns about potential reputational, legal and financial risks in a timely manner. Yum! states that it wants to “foster a culture of inclusion and belonging.” Ensuring that workers health and safety needs are taken care of is vital to that mission, but unfortunately those needs are not currently being met. We urge shareholders to vote FOR this proposal.

1 https://www.osha.gov/workplace-violence

2 Ibid.

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company’s Position Regarding this Proposal?

Statement in Opposition to Shareholder Proposal

YUM’s Board of Directors unanimously recommends that shareholders vote AGAINST this proposal, as the Company (by and through its affiliates Taco Bell Corp., KFC Corporation, Pizza Hut, LLC, and The Habit Restaurants, LLC) has already implemented comprehensive measures designed to ensure employee safety in the workplace and to prevent and protect employees from workplace violence in its Company-owned stores and in its restaurant support centers (RSCs). Additionally, the Company has developed brand standards and provides support to franchisees, enabling them to fulfill their day-to-day responsibility to ensure the safety of their employees. Such protections are regularly evaluated and enhanced by Company and franchise management to align with best practices within the industry and in response to any incidents. Consequently, an audit of the Company’s current workplace safety standards is unnecessary and would redirect valuable time and resources from other business initiatives that management is best equipped to identify and prioritize.

Industry Best Practices and Commitment to Safety Standards

The Company has adopted best-in-class industry standards to safeguard the well-being and safety of its workforce while proactively addressing and mitigating issues related to workplace violence. As a founding member of the Restaurant Loss Prevention and Security Association (RLPSA), the Company regularly engages with other key stakeholders in the quick-service restaurant (QSR) sector to exchange insights, discuss emerging trends, and share best practices. These interactions also facilitate ongoing collaboration with RLPSA members to refine industry standards and develop cutting-edge crisis management strategies. These activities benefit the entire QSR sector, including the Company’s franchisees.

For branded restaurants, YUM has implemented a comprehensive strategy focused on predictive, preemptive, and responsive measures to promote workplace safety. YUM restaurants are thoughtfully designed to prioritize team member safety, incorporating critical elements such as slip-resistant floor treatments, optimized layouts, enhanced lighting and equipment designed to minimize the risk of potential injuries. In addition, YUM upholds rigorous standards and processes for evaluating new products, operational procedures, storage solutions, and personal protective equipment to enhance safety and minimize risks. These measures are included in brand operating standards, which ensure consistent execution of the brand across equity and franchise operations.

Restaurants are also equipped with crisis protocols, emergency procedures, monthly safety lesson plans, posters and program calendars, all of which are available to the Company’s franchisees for use in their restaurants. Moreover, the Company regularly conducts safety assessments in its corporate restaurants and recognizes key safety milestones through awards, including injury-free recognitions, and injury chargebacks that are tracked on equity restaurant profit and loss statements.

Workplace Violence Prevention Policy

In furtherance of the Company’s commitment to providing a safe and secure working environment, YUM maintains a Workplace Violence Prevention Policy that prohibits verbal abuse, threats of violence or intimidation, physical acts or threats of physical acts. In response to instances of workplace violence, the Company may discipline any employee, up to and including termination, and to report the conduct of that employee and any other person associated with the incident to law enforcement, when necessary and appropriate.

In addition, all managers and team members at YUM’s Company-owned restaurants undergo extensive training in conflict management and de-escalation techniques. This training identifies stages of conflict escalation, examines both verbal and non-verbal cues of concern, and equips employees with proven methods to manage and diffuse conflict effectively. The Company also takes steps to ensure that restaurants situated in higher-crime areas are strategically designed to mitigate risks related to violent crime, placing team member and customer safety at the forefront.

Weapons Free Workplace Policy

In addition to its workplace violence prevention policy, the Company maintains a Firearms and Weapons-Free Workplace Policy that prohibits, in compliance with state laws, firearms and weapons in any Company-owned restaurant or RSC. For purposes of the policy, a weapon is defined as any device that is designed to or traditionally used to inflict harm, including, but not limited to firearms, knives, switch blades, brass knuckles, and stun guns.

Employees who violate the policy are subject to investigation and disciplinary action up to and including termination of employment. In addition, any employee who uses a firearm or weapon while on Company property and against another

yum! brands, inc.	2025 PROXY STATEMENT

person will be reported to law enforcement and may be subject to criminal prosecution. Any employee who becomes aware that another employee has brought a weapon onto Company property is trained to immediately report the situation to their manager or the human resources department, or to law enforcement if the individual is threatening to use a weapon against any individual on Company property or brandishing a weapon in a threatening way.

Both the Workplace Violence Prevention Policy and the Firearms and Weapons-Free Workplace Policy and associated training are available to franchisees as they develop their employment policy and training programs.

Global Code of Conduct

The Company’s Global Code of Conduct underscores YUM’s dedication to maintaining safe and healthy work environments and includes a strict policy of non-retaliation that protects any employee who seeks advice, raises concerns or reports misconduct in good faith even if the allegation is ultimately not substantiated. Specifically, the Code of Conduct addresses the following:

▪
The Company’s commitment to the design, construction, maintenance, and operation of facilities that prioritize the well-being of its team members.
▪
The importance of compliance with all relevant safety laws, regulations, and policies, and the required reporting of all accidents, injuries, illnesses, unsafe conditions, or threats of violence to management without delay.
▪
Mandatory participation in annual training on the Company’s Global Code of Conduct.
▪
Each employee’s duty to report potential violations of the Global Code of Conduct.

Speak Up Helpline

Employees in Company-owned stores and RSCs are specifically trained to report all workplace safety concerns or potential violations of the Code of Conduct to their manager, HR representative or through the Company’s Speak Up helpline, which is available 24 hours a day, seven days a week. Reports made via the Speak Up helpline may be made by phone or online on an anonymous or non-anonymous basis. Employees of franchisees are also able to report workplace safety concerns through the Speak Up helpline, which the applicable brand will then direct to the applicable franchisee to initiate follow-up and investigation. All complaints or incidents of workplace violence or reprisal are promptly reported to either Company or franchise management. If a situation is deemed urgent or a high threat, law enforcement will be promptly notified.

YUM’s Franchise Model

Importantly, as the proponent acknowledges, a significant number of YUM restaurants (over 98%) are independently owned and operated by our franchisees. Under YUM’s franchise model, the Company’s franchise partners secure the right to operate one or more of the Company’s restaurant brands, benefiting from YUM’s proprietary knowledge and unparalleled global scale, while assuming day-to-day responsibility for their restaurant employees. By establishing brand operating standards with safety in mind, and sharing best practices and resources related to safety, YUM’s highly capable franchisees are well positioned to implement and uphold the highest standards of safety in their restaurants and meet their obligations as employers under both their franchise agreements and applicable law. This allocation of responsibility forms the foundation of YUM’s franchise model, which spans more than 60,000 restaurants worldwide.

For the aforementioned reasons, the Board strongly recommends that shareholders vote AGAINST this proposal.

What Vote is Required to Approve this Proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote “AGAINST” this proposal.

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

Who are Our Largest Shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. The number of shares beneficially owned is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

The Vanguard Group	33,541,268	(1)	11.92%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock Inc.	26,718,863	(2)	9.6%
50 Hudson Yards
New York, NY 10001

JP Morgan Chase & Co.	21,561,963	(3)	7.60%
383 Madison Avenue
New York, NY 10179

(1) The filing indicates sole voting power for 0 shares, shared voting power for 359,197 shares, sole dispositive power of 32,286,594 shares and shared dispositive power for 1,254,674 shares as of September 30, 2024.

(2) The filing indicates sole voting power for 23,209,560 shares, shared voting power for 0 shares, sole dispositive power for 26,718,863 shares and shared dispositive power for 0 shares as of December 31, 2024.

(3) The filing indicates sole voting power for 20,136,626 shares, shared voting power for 97,483 shares, sole dispositive power for 21,385,843 shares and shared dispositive power for 146,523 shares as of September 30, 2024.

How Much YUM Common Stock is Owned by Our Directors and Executive Officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2024 by

▪
each of our directors,
▪
each of the executive officers named in the Summary Compensation Table on page 73, and
▪
all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table (nor the Directors and executive officers as a group) holds in excess of one percent of the outstanding YUM common stock.

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2024. Included are shares that could have been acquired within 60 days of December 31, 2024 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

yum! brands, inc.	2025 PROXY STATEMENT

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)	Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total

Paget Alves	—	—	—	—	15,535	15,535

Keith Barr	—	—	—	—	11,058	11,058

Brett Biggs	—	—	—	—	2,682	2,682

Christopher Connor	—	—	—	—	20,094	20,094

Brian C. Cornell	452	2,032	—	2,484	34,412	36,896

Tanya Domier(5)	4,957	—	—	4,957	14,545	19,502

Susan Doniz	—	—	—	—	2,682	2,682

Mirian M. Graddick-Weir	1,233	1,948	—	3,181	39,360	42,541

Thomas C. Nelson	21,231	1,948	—	23,179	76,912	100,091

Justin Skala	15,944	1,461	—	17,405	7,549	24,954

Annie Young-Scrivner	6,320	—	—	6,320	4,768	11,088

David Gibbs	212,023	281,252	—	493,275	18,073	511,348

Christopher Turner	44,660	26,671	—	71,331	—	71,331

Sabir Sami	67	14,910	—	14,977	—	14,977

Tracy Skeans	13,537	83,335	—	96,872	2,675	99,547

Sean Tresvant	2,349	1,729	—	4,078	—	4,078

Scott Catlett	29,159	49,369	—	78,528	—	78,528

All Directors and Executive Officers as a Group (20 persons)	392,527	527,005	—	919,532	253,864	1,173,396

(1) Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

▪
Ms. Skeans, 3,103 shares
▪
all executive officers as a group, 4,455 shares

(2) The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to SARs awarded under our employee or director incentive compensation plans. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3) These amounts shown, if any, reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program ("EID") payable at termination of directorship/employment or within 60 days of December 31, 2024. The Company had no such units payable under its deferred compensation plans as of December 31, 2024, as all amounts following termination of directorship/employment are paid after six months or, if later, as of the April 1 that follows termination.

(4) The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) at least 60 days following termination of directorship/employment and (b) after 60 days generally. No deferred compensation payments denominated as common stock are payable within 60 days following a termination of directorship/employment under the Company's deferred compensation plans.

(5) For Ms. Domier, these shares are held in a trust for which she retains voting and/or investment power. For Mr. Gibbs and Ms. Skeans, 65,893 and 7,251 of these shares are held in trusts, respectively, for trusts in which they retain voting and/or investment power.

STOCK OWNERSHIP INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2024.

yum! brands, inc.	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

I. Executive Summary

A. YUM 2024 Performance

The Company delivered strong results in 2024 amid a challenging consumer environment, demonstrating the resilience of our highly franchised business model and the strength of our iconic brands. Delivering on a key component of our long-term growth algorithm, YUM achieved Core Operating Profit Growth(1) of 8% and opened 4,535 new restaurants across more than 100 countries, surpassing 60,000 total system restaurants globally. Worldwide System Sales(1) grew 3%, largely fueled by the Company’s twin growth engines—Taco Bell U.S. and KFC International. Delivering truly impressive growth results of 6% System Sales Growth, 4% Same Store Sales Growth and 9% Core Operating Profit Growth for 2024,(1) Taco Bell contributed more than $1 billion in Operating Profit for the first time ever. KFC International built on its momentum from 2023, opening more than 2,000 net new units for the second year in a row. The Company also made historic progress toward digital sales in 2024, generating more than 50% of system sales through digital channels, as well as an increase of roughly 15% in digital sales over the prior year. YUM’s sustained investment in digital technologies is designed to enable the Company to accelerate growth in an increasingly digital landscape, while driving long-term value for our shareholders.

Looking to 2025 and beyond, we are more confident than ever in our ability to create long-term value, growing our iconic brands with industry-leading talent, franchisees, and technology. With the launch in the first quarter of 2025 of the Company’s Byte by Yum!, a new comprehensive, integrated and Company-owned digital suite, YUM is positioned to meaningfully enhance our mobile app and web ordering, point of sale, kitchen and delivery optimization, inventory and labor management, and team member tools. Through the consolidation of these essential systems into a cohesive, easy-to-manage platform, our world-class franchise partners and restaurants can benefit from seamless technologies, thereby

EXECUTIVE COMPENSATION

enabling easy operations for our team members and an unrivaled experience for our consumers. Currently, 25,000 Yum! restaurants across the world are using at least one Byte by Yum! product.

The Company is also energized around new, innovative concepts, including our test locations of Saucy and Live Mas Café, as well as a new Pizza Hut store design, with self-service kiosks, guest-facing pizza-making stations and enhanced drive-thrus. YUM also continues its momentum toward strengthening centers of excellence, standardizing processes and driving greater efficiencies and collaboration across our global organization.

Going forward, we are boldly confident in our ability to generate sustainable, long-term value for our shareholders. Our focus remains on accelerating the growth of the world’s most beloved and trusted restaurant brands, powered by cutting-edge technologies and our unmatched global scale. In achieving these goals, we will unlock the full potential of our Recipe for Good Growth strategy, which remains at the core of our strategy to drive Same Store Sales Growth and Net New Unit development worldwide, by:

▪
championing our Unrivaled Culture and Talent to drive brand performance and franchisee success;
▪
building Unmatched Operating Capability by recruiting and equipping the best-in-class restaurant operators to deliver unmatched customer experiences;
▪
developing Relevant, Easy and Distinctive Brands by innovating and elevating our world class restaurant brands; and
▪
driving Bold Restaurant Development by increasing market share and franchise unit expansion with strong economics.

The power of our Recipe for Good Growth strategy will carry us through 2025 as we align our commitment to risk management and good stewardship of people, food and planet with the priorities needed to achieve long-term, sustainable results, reflective of evolving employee, franchisee and stakeholder needs.

(1) See pages 31-32 and 36-38 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2024 for a discussion of Core Operating Profit in 2024. Core Operating Profit and System Sales Growth as referenced above exclude the impacts of foreign currency translation and a 53rd week in 2024.

2024 Performance Highlights1

Restaurants	Digital Sales	GAAP	Core	Taco Bell Division
Worldwide	Growth	Operating Profit Growth	Operating Profit Growth	System Sales Growth
60,000	15%			6%

Gross New Builds	Digital Mix			Operating Profit

4,535	50%	4%	8%	>$1 billion	For the first time in its history

(1) See pages 31-32 and 36-38 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2024 for a discussion of Core Operating Profit in 2024. System Sales Growth as referenced above excludes the impact of foreign currency translation and the impact of a 53rd week in 2024.

yum! brands, inc.	2025 PROXY STATEMENT

B. Named Executive Officers

The Company’s NEOs for 2024 were as follows:

Name	Title
David W. Gibbs	Chief Executive Officer
Chris Turner	Chief Financial Officer
Sabir Sami (1)	Former Chief Executive Officer of KFC Division
Tracy L. Skeans	Chief Operating Officer and Chief People and Culture Officer
Sean Tresvant	Chief Executive Officer of Taco Bell Division
Scott A. Catlett (2)	Former Chief Legal and Franchise Officer and Corporate Secretary

(1) Mr. Sami ceased to be CEO of the KFC division effective March 1, 2025.

(2) Mr. Catlett ceased to be Chief Legal and Franchise Officer and Corporate Secretary, effective November 1, 2024.

C. Compensation Philosophy

The business performance of the Company is of the utmost importance in determining how our executives are compensated. Our compensation program is designed to both support our long-term growth model and hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance-Based Incentives

Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent — individuals who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

	✓	✓	✓

Reward performance—The majority of NEO pay is performance-based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.		✓	✓

Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.			✓

Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			✓

D. Compensation Overview

2024 Compensation Highlights

▪
In January of 2024, the Committee made the following decisions and took the following actions:
▪
The Committee continued to set our CEO target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) at a level between the 50th and 75th percentiles of our Executive Peer Group (defined at page 68) for the CEO role; and
▪
The Committee continued to set the equity mix for our NEOs’ annual long-term incentive awards at 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”) and 50% performance share units (“PSUs”).
▪
In February of 2024, the Committee certified that our 2021 PSU awards paid out at 129% of target, based on the Company’s Total Shareholder Return (“TSR”) at the 58th percentile compared to the S&P 500 Consumer Discretionary

EXECUTIVE COMPENSATION

Index and Earnings Per Share (“EPS”) growth of 12% CAGR, for the 2021-2023 performance cycle (see discussion of PSUs at page 60).
▪
Say on Pay. At our May 2024 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with approximately 92% of votes cast in favor of the proposal.
▪
Shareholder Outreach. We continued our robust shareholder outreach program to better understand our investors’ opinions on our compensation practices and to respond to their questions. Committee and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2024 that served to reinforce our open-door policy. The efforts included contacting our largest 35 shareholders, representing ownership of greater than 60% of our shares (discussed further on page 66).
▪
Updated the Company's Executive Peer Group. In November 2024, the Committee approved a revised peer group to be used for NEO pay determinations beginning in 2025. The change to the Executive Peer Group was made to better align the size of the peer group companies with YUM, and to include companies in relevant industry sectors. Many of the included companies have a global reach, franchised operations, multiple brands and a significant digital presence.
▪
CEO Compensation. For 2024, Mr. Gibbs’ Committee-approved total direct compensation (base salary, annual cash bonus and annual long-term incentive award value) resulted in compensation that was approximately 15% lower than his total direct compensation for the prior year. The decline was primarily influenced by Mr. Gibbs receiving a lower annual cash bonus, driven by YUM’s lower team factor performance in 2024. This reflects that the annual compensation items awarded by the Committee are strongly tied to business results. However, Mr. Gibbs’ total compensation, as reflected in the Summary Compensation Table on page 73, increased for 2024, primarily due to a year-over-year increase in his benefits under the Company’s actuarial pension plans. These increases were driven solely by the application of the plans’ ordinary benefit formulas, which apply uniformly to all participants in the plans and fluctuations in interest rates and actuarial assumptions which are used to calculate benefits under the plans. Our pension plan has been closed to new entrants since 2001, and Mr. Gibbs’ participation in the plan is consistent with other employees who have been with the Company since prior to 2001.

E. Relationship between Company Pay and Performance for the CEO

To focus on both the short-term and long-term success of the Company, approximately 92% of our CEO’s annual target compensation is “at-risk” pay, with the compensation paid based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target annual pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. The discussion in this section is limited to Mr. Gibbs, our CEO for 2024. Our other NEOs’ target annual compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2024 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 62 to 65 of this CD&A.

CEO Target Pay Mix–2024	CEO Total Direct Compensation

The Committee sets the CEO’s target for total direct compensation (base salary, annual cash bonus and annual long-term incentive award value at grant date) taking into account Company performance, the CEO’s performance, time in role, other job-related factors and the range of market practices of our Executive Peer Group. The Committee was satisfied with Company results and the leadership of Mr. Gibbs in 2023 and expected that the Company would continue to build on that momentum in 2024. In January 2024, Mr. Gibbs’ target total direct compensation was set between the 50th and 75th percentiles of our Executive Peer Group. For 2024, approximately 76% of our CEO’s target total direct compensation was in the form of long-term equity incentive compensation.

yum! brands, inc.	2025 PROXY STATEMENT

CEO TOTAL DIRECT COMPENSATION VS. PERFORMANCE

	2022	2023	2024

Core Operating Profit Growth[1]	6%	12%	8%

System Sales Growth[2]	6%	10%	3%

Total Shareholder Return[3]	-6%	4%	5%

(1) Core Operating Profit Growth is a measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program and the annual PSU grants in 2024, 2023 and 2022. See pages 31-32 and 36-38 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2024 for a discussion of Core Operating Profit in 2024. For 2024, Core Operating Profit as referenced above excludes the impact of a 53rd week.

(2) System sales growth as referenced above excludes the impact of foreign currency translation and is a measure in annual PSU grants awarded in 2022, 2023 and 2024 and excludes the impact of a 53rd week in 2024.

(3) Total shareholder return is calculated as the change in YUM share price from the beginning of the respective year until the year-end, adjusted for dividends paid.

EXECUTIVE COMPENSATION

II. Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form

Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation	Cash

Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance	Cash

Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results	SARs, RSUs & PSUs

Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage	Various

A. Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B. Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Team Performance

The Committee carefully established final team performance measures, targets and weights in the first quarter of 2024, following an extensive review of these items in August and November 2023 and January 2024, after receiving input and recommendations from management. The team performance targets were also reviewed by the Committee to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account the growth strategies, historical performance, and the expected future operating environment of KFC, Pizza Hut, Taco Bell and The Habit Burger & Grill (each, a “Division”).

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures targets designed to motivate achievement of desired performance consistent with our growth commitment to shareholders.

yum! brands, inc.	2025 PROXY STATEMENT

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid, absent the use of discretion by the Committee in extraordinary circumstances. These minimum threshold performance targets are set forth in the Team Performance table that follows.

Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap. The maximum performance cap for each measure is also set forth in the Team Performance table below.

The Committee may approve adjustments to Division targets or may exclude certain pre-established items from the financial results used to determine the annual bonus when doing so is consistent with the objectives and intent at the time the targets were originally set, in order to focus executives on the fundamentals of the Company’s underlying business performance. As part of the 2024 target-setting process, the Committee decided that KFC, Pizza Hut, Taco Bell, Habit and/or YUM Operating Profit Growth performance for 2024 annual incentive purposes should be measured adjusting for certain factors that were not considered indicative of underlying business performance for the year. These factors included amounts associated with Special Items (as defined in our 2024 Form 10-K at pages 32 and 36) and foreign currency translation.

Detailed Breakdown of 2024 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. Key long-term drivers of value for YUM are core operating profit growth, same-store sales growth and net-new unit development. Accordingly, the Committee approved these performance measures for the Company’s annual incentive plan and these measures were included at both the corporate and divisional levels. For Divisions, the team performances were weighted 75% on Division operating measures and 25% on YUM team performance.

Team Performance
NEO	Measures	Min	Target	Max	Actual	Earned Award as % of Target	Weighting	Final Team Performance

Gibbs	Core Operating Profit	$2,457MM	$2,552MM	$2,681MM	$2,536MM	92	50%	46

Turner	Growth(1)	4.25%	8.50%	14.00%	7.85%

Skeans	System Same-Store Sales Growth(2)	0.25%	3.0%	6.75%	(1.1)%	0	25%	0

Catlett	System Net-New Units	2,550	3,300	3,675	2,757	64	25%	16

	Growth	4.3%	5.6%	6.3%	4.7%

	FINAL YUM TEAM FACTOR							62

Sami	Core Operating Profit	$1,364MM	$1,416MM	$1,489MM	$1,376MM	61	50%	31

	Growth(1)	4.00%	8.00%	13.50%	4.85%

	System Same-Store Sales Growth(2)	0.0%	3.0%	7.0%	(2.2)%	0	25%	0

	System Net-New Units	1,625	2,165	2,325	2,081	92	25%	23

	Growth	5.4%	7.2%	7.8%	7.0%

	Total Weighted Team Performance — KFC Global (75%)							54

	Total Weighted Team Performance — YUM (25%)							62

	FINAL KFC TEAM FACTOR							56

Tresvant	Core Operating Profit	$988MM	$1,026MM	$1,064MM	$1,028MM	106	50%	53

	Growth(1)	4.75%	8.75%	12.75%	9.04%

	System Same-Store Sales Growth(2)	1.0%	4.5%	8.0%	3.7%	89	25%	22

	System Net-New Units	265	350	385	271(3)	54	25%	14

	Growth	3.1%	4.1%	4.5%	3.2%

	Total Weighted Team Performance — TB Global (75%)							89

	Total Weighted Team Performance — YUM (25%)							62

	FINAL TB TEAM FACTOR							82

EXECUTIVE COMPENSATION

(1) Core Operating Profit excludes the 53rd week for the fiscal year ended on December 31, 2024. See pages 31-32 and 36-38 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2024 for a discussion of Core Operating Profit excluding the impact of a 53rd week in 2024.

(2) Excludes the impact of foreign currency translation.

(3) Adjusted to exclude 78 Taco Bell China net closures.

Individual Performance

Each NEO’s individual performance factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. Performance categories considered by the Committee include the NEO’s performance in: Fostering Unrivaled Culture and Talent; Driving Bold Restaurant Development and Returns; Building Relevant, Easy and Distinctive Brands; Developing Unmatched Operating Capability; Driving ESG Progress in Key Areas of People, Food and Planet; and Delivering on Shareholder Promises. The Committee’s determinations with respect to the individual performance of our NEOs is set forth below from pages 60 to 64.

C. Long-Term Equity Performance- and Time-Based Incentives

We provide performance- and time-based equity awards weighted 75% and 25% respectively to our NEOs. These awards are designed to encourage long-term decision making that creates shareholder value, as well as to foster retention of executive talent. We use equity vehicles that motivate and balance the tradeoffs between short-term and long-term performance.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

▪
Prior year individual and team performance
▪
Expected contribution in future years
▪
Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group
▪
Retention considerations
▪
Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2024, the Committee continued to choose SAR, RSU and PSU awards, because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2024, the Committee determined a target grant value for each NEO (based on time in role, performance and market practice) and the split of that value between SAR, RSU and PSU grants. For each NEO, the target grant value was allocated 25% to SAR, 25% to RSU and 50% to PSU grants. For each NEO, the breakdown between SAR, RSU and PSU award values can be found under the Summary Compensation Table, page 73 at columns e and f.

Stock Appreciation Rights Awards

Under our Long Term Incentive Plan (“LTIP”), we granted our NEOs SAR awards in 2024.The Committee believes that SARs reward long-term value-creation generated from sustained results. They are, therefore, strongly linked to and based on, the performance of YUM common stock. In 2024, we granted to each of our NEOs SARs which have ten-year terms and vest over four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, our NEOs will only realize value from the SAR awards if they are successful in increasing the share price above the awards’ exercise price.

yum! brands, inc.	2025 PROXY STATEMENT

Restricted Stock Unit Awards

Under our LTIP, we also granted our NEOs RSU awards in 2024. Like SARs, these RSU awards vest ratably over a four-year period at 25% per-year. The Committee believes that having RSUs in the compensation mix is appropriate to incentivize and retain executives and is consistent with shareholder preferences and market practice.

Performance Share Awards

Pursuant to the Performance Share Plan under our LTIP, we granted our NEOs PSU awards in 2024. These PSU awards are earned based on performance against target metrics which include 50% System Sales Growth and 50% Core Operating Profit Growth, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index. The TSR modifier can increase or decrease earned payouts by up to 25% (but cannot result in a payout exceeding 200%). Incorporating System Sales Growth, Core Operating Profit Growth and TSR supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using certain measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 75.

For the performance period covering 2024 – 2026, each NEO will earn a percentage of his or her target PSU award, with 50% of the payout based on System Sales Growth and the other 50% based on Core Operating Profit Growth targets, with a TSR modifier relative to the S&P 500 Consumer Discretionary Index, as set forth in the table below:

50% SYSTEM SALES GROWTH			50% CORE OPERATING PROFIT GROWTH			TSR RELATIVE TO S&P 500 CONSUMER DISCRETIONARY INDEX

2024-2026 CAGR	Payout %		2024-2026 CAGR	Payout %		TSR Percentile Ranking	Modifier %

10%	200%		12.75%	200%		>79th	1.250

8.5%	150%	+	10.50%	150%	X	60th – 79th	1.125

7%	100%		8.25%	100%		40th – 59th	1.000

4%	35%		4.25%	35%		20th – 39th	0.875

<4%	0%		<4.25%	0%		<20th	0.750

Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid.

III. 2024 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which generally includes base salary, annual cash bonus, and long-term incentive awards – and an overview of their 2024 performance relative to our annual and long-term incentive performance goals. The process the Committee used to determine each officer’s 2024 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 66.

EXECUTIVE COMPENSATION

CEO Compensation

David Gibbs Chief Executive Officer

2024 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Gibbs’ goals as our Chief Executive Officer at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership, performance versus pre-established goals including business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Gibbs’ overall performance for 2024 merited an individual factor of 110. This individual factor was combined with YUM’s earned team factor of 62 (discussed at page 58) resulting in a below target annual cash bonus. The Committee's determination of his individual factor was based on its subjective assessment of Mr. Gibbs’ performance against his previously established goals which included the following items (without assigning a weight to any particular item):

▪
Driving Bold Restaurant Development and Returns – Opened 4,535 gross units in 2024 (resulting in 2,757 net-new units), reflecting another solid year of development growth; developed new restaurant formats, including Saucy and Taco Bell's Live Mas Cafe, to test concepts and improve unit economics at all brands.
▪
Developing Unmatched Operating Capability – Accelerated digital innovation and increased engagement with artificial intelligence, culminating in our new Byte! by Yum digital suite that delivers integrated and seamless technologies, enabling easier operations for team members and optimizing the guest experience;
▪
Building Relevant, Easy and Distinctive Brands – Drove digital sales, leading to a greater than 50% digital sales mix for 2024 and achieving a 15% increase in digital sales over the prior year, by continuing to leverage investments in technologies, integrating essential systems into cohesive, easy-to-manage platforms, as well as enhancing and expanding loyalty programs across key markets;
▪
Delivering on Shareholder Promises – Delivered on a key component of our long-term growth algorithm, achieving 8% Core Operating Profit growth (excluding a 53rd week in 2024), supported by 3% system sales growth (excluding a 53rd week in 2024);
▪
Driving ESG in Key Areas of People, Food and Planet – Continued integration of YUM’s Recipe for Good Growth strategy into key business drivers, both internally and across our supply chain and franchise system, including driving enterprise-wide alignment with science-based targets for sustainability goals; and
▪
Fostering Unrivaled Culture and Talent – Elevated the role of Chief Digital and Technology Officer to the global leadership team, reaffirming the Company’s commitment to digital advancement across its global footprint; continued succession planning for Company and brand executive leadership teams as well as developing candidates for senior management roles to deepen the expertise of the Company’s broad-based global leadership team.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Gibbs’ compensation:

▪
Base salary remained at $1,300,000;
▪
Annual cash bonus target percentage remained at 200% of base salary;
▪
Grant value of annual long-term incentive equity awards was increased to $12,000,000;
▪
This increase was intended to recognize his performance, time in role, and to better align with market compensation norms.

These decisions regarding the components of the Company’s annual executive compensation program positioned Mr. Gibbs’ 2024 target total direct compensation between the 50th percentile and 75th percentile of the Company’s Executive Peer Group (defined at page 68) for his position.

yum! brands, inc.	2025 PROXY STATEMENT

The graphics below illustrate Mr. Gibbs’ direct compensation:

CEO Awarded Compensation Mix	CEO Total Direct Compensation

8.5%
Base
11.5%
Bonus
20%
SARs
20%
RSUs
40%
PSUs
91.5%
Performance-based compensation

Other NEO 2024 Total Direct Compensation

Chris Turner Chief Financial and Franchise Officer

2024 Performance Summary

The Committee determined that Mr. Turner’s performance merited a 140 individual performance factor. The Committee recognized Mr. Turner’s leadership in achieving 8% Core Operating Profit Growth (excluding a 53rd week in 2024), supported by 3% system sales growth (excluding a 53rd week in 2024). Mr. Turner was also commended for his exceptional efforts in Developing Unmatched Operating Capability, achieving historic digital sales performance, rapid scaling of digital capabilities and serving as a visible change leader in the successful implementation of a new digital and technology organizational structure. The Committee also recognized Mr. Turner’s commitment to Fostering Unrivaled Culture and Talent through his recruitment and elevation of top talent in finance, technology and cybersecurity. Mr. Turner’s individual factor was combined with an earned team factor of 62 (discussed at page 58) to calculate his annual cash bonus.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Turner’s compensation:

▪
Base salary was increased to $925,000;
▪
Annual cash bonus target increased to 120% of base salary;
▪
Grant value of annual long-term incentive equity awards was increased to $3,000,000;

These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

EXECUTIVE COMPENSATION

These adjustments positioned Mr. Turner’s 2024 total direct compensation between the 50th and 75th percentiles of the Company’s Executive Peer Group (defined at page 68) for his position.

Sabir Sami Former Chief Executive Officer, KFC Division

2024 Performance Summary

The Committee determined that Mr. Sami’s performance merited a 90 individual performance factor. The Committee recognized Mr. Sami's contributions toward Driving Bold Restaurant Development, opening 2,081 net new units in 2024, as well as digital sales growth, with digital sales increasing to over 50% for the KFC Division. Mr. Sami’s individual factor was combined with an earned team factor of 56 (discussed at page 58) to calculate his annual cash bonus.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Sami’s compensation:

▪
Base salary was increased to $850,000;
▪
Annual cash bonus target increased to 120% of base salary;
▪
Grant value of annual long-term incentive equity awards was increased to $2,500,000;

These adjustments were intended to recognize his performance, time in role and to better align with market compensation norms and internal peer equity.

These adjustments positioned Mr. Sami’s 2024 total direct compensation slightly below the 50th percentile of the Company’s Executive Peer Group (defined at page 55) for his position.

Tracy L. Skeans Chief Operating Officer and Chief People and Culture Officer

2024 Performance Summary

The Committee determined that Ms. Skeans’ performance merited a 110 individual performance factor. The Committee recognized Ms. Skeans’ leadership in achieving 8% Core Operating Profit growth (excluding a 53rd week in 2024), supported by 3% growth in system sales growth (excluding a 53rd week in 2024). Ms. Skeans’ efforts related to Fostering Unrivaled Culture and Talent were also commended, particularly her strategic focus on retaining high-performing talent essential to the business. In addition, the Committee acknowledged Ms. Skeans efforts in Developing Unmatched Operating Capability, as she managed transformative restructuring initiatives to better position the organization for greater growth, while strategically leveraging the Company's global scale through the creation of centers of excellence across key business functions. Ms. Skeans’ individual factor was combined with an earned team factor of 62 (discussed at page 44) to calculate her annual cash bonus.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Ms. Skeans’ compensation:

▪
Base salary was increased to $925,000;
▪
Annual cash bonus target remained at 120% of base salary;
▪
Grant value of annual long-term incentive equity awards increased to $2,850,000;

These adjustments were intended to recognize her performance and to better align with market compensation norms and internal peer equity.

These adjustments positioned Ms. Skeans’ 2024 total direct compensation between the 50th and 75th percentiles of the Company’s Executive Peer Group (defined at page 58) for her position.

yum! brands, inc.	2025 PROXY STATEMENT

Sean Tresvant Chief Executive Officer, Taco Bell Division

2024 Performance Summary

The Committee determined that Mr. Tresvant’s performance merited a 120 individual performance factor. The Committee recognized Mr. Tresvant's leadership in driving bold restaurant development, achieving over $1 billion in operating profit for the Taco Bell Division and same store sales growth of 4%. In addition, the Committee considered Mr. Tresvant's commitment to fostering unrivaled culture and talent, recognizing his role in optimizing key talent roles and identifying strategic development opportunities for high-performing leaders. Mr. Tresvant’s individual factor was combined with an earned team factor of 82 (discussed at page 58) to calculate his annual cash bonus.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Tresvant’s compensation:

▪
Base salary was increased to $750,000;
▪
Annual cash bonus target percentage was increased to 110% of base salary;
▪
Grant value of annual long-term incentive equity awards was increased to $2,000,000;

These adjustments were intended to recognize his promotion to CEO of Taco Bell, performance in prior role and to better align with market compensation norms and internal peer equity.

These decisions positioned Mr. Tresvant’s 2024 total direct compensation slightly below the 50th percentile of the Company’s Executive Peer Group (defined at page 68) for his position.

Scott Catlett Former Chief Legal and Franchise Officer and Corporate Secretary

2024 Performance Summary

Mr. Catlett was the Company's Chief Legal and Franchise Officer and Corporate Secretary through October 31, 2024, and is no longer an employee of YUM. From November 1, 2024, through March 31, 2025, he served in a special advisory role with the Company. He is included in the Summary Compensation Table as required by SEC rules because his compensation while an employee of YUM was at a level that would have required disclosure had he been an executive officer at the end of 2024.

The Committee approved a 110 individual performance factor for Mr. Catlett in connection with his departure from the Company. Mr. Catlett’s individual factor was combined with an earned team factor of 62 (discussed at page 58) to calculate his annual cash bonus.

2024 Committee Decisions

In January, the Committee made the following determinations with respect to Mr. Catlett’s compensation:

▪
Base salary was increased to $775,000;
▪
Annual cash bonus target increased to 105% of base salary;
▪
Grant value of annual long-term incentive equity awards increased to $2,350,000;

These adjustments were intended to recognize his performance and to better align with market compensation norms and internal peer equity.

These adjustments positioned Mr. Catlett’s 2024 total direct compensation above the 75th percentile of the Company’s Executive Peer Group (defined at page 68) for his position. Mr. Catlett’s base salary and annual cash bonus compensation

EXECUTIVE COMPENSATION

remained unchanged during the period where he served as a special advisor to the Company prior to his departure, except that he did not receive long-term incentive equity awards in 2025.

IV. Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new salaried entrants in 2001. Mr. Gibbs and Ms. Skeans are active participants in the Retirement Plan.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the executive’s separation of employment from the Company. For 2024, Messrs. Turner, Tresvant and Catlett were eligible for LRP. Under LRP, Messrs. Turner, Tresvant and Catlett received an annual allocation to their accounts equal to a percentage of their base salary and target bonus (4% for Messrs. Turner and Tresvant and 8% for Mr. Catlett) and will receive an annual earnings credit that is equivalent to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (5.05% as of December 31, 2024) on the balance.

The Company provides retirement benefits for certain international employees through the Third Country National Plan (“TCN”). TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution between 7.5% and 15% of salary and target bonus and an annual earnings credit of 5% on the balance. The level of contribution is based on the participants’ role and their home country retirement plan. Mr. Sami is the only NEO who participated in TCN. Under this plan, Mr. Sami received an annual contribution equal to 15% of base salary and target bonus and an annual earnings credit of 5% prior to his departure from the Company.

Benefits payable under these plans are described in more detail beginning on page 78.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also offered to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Other Benefits

The Company provides a very limited number of other benefits to our NEOs. The CEO and his spouse were required to use company-owned aircraft, charter or approved commercial aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. Our program provides that any costs for the CEO’s personal aircraft use of above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations. We do not provide tax gross-ups on the personal use of the company-owned, charter or approved commercial aircraft. For 2024, the incremental cost of Mr. Gibbs personal use of company-owned, charter or commercial aircraft was $161,684.

yum! brands, inc.	2025 PROXY STATEMENT

V. How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2024 Advisory Vote on NEO Compensation

At our 2024 Annual Meeting of Shareholders, 92% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program as detailed in our 2024 proxy statement. During 2024, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts that served to reinforce our open-door policy. The efforts included:

▪
Contacting our largest 35 shareholders, representing ownership of more than 60% of our shares;
▪
Dialogue with proxy advisory firms;
▪
Investor road shows and conferences; and
▪
Presenting shareholder feedback to the Committee.

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2024 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

▪
Added a 50% holding requirement to the stock ownership guidelines applicable to approximately 200 of our senior employees, including the NEOs.
▪
Continued benchmarking of CEO compensation between the 50th percentile and 75th percentile of our Executive Peer Group.
▪
Changed performance metrics under our annual PSU awards (Earnings Per Share and/or TSR in prior years; Core Operating Profit Growth, System Sales Growth and TSR since 2022).
▪
Changed PSU award metrics to include the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index, rather than the average relative to the entire S&P 500.
▪
Beginning in 2022, changing our equity mix for NEOs to 50% PSUs, 25% SARs and 25% RSUs, to better align with business objectives, shareholder preferences and market practice.
▪
Added the “Driving ESG in Key Areas of People, Food and Planet” goal as an individual factor metric under our annual cash bonus plan.

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts going forward.

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his or her financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the target total direct compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below, but adds additional meetings or modifies the timing of elements of the process when necessary in order to address important business considerations.

COMMITTEE ANNUAL COMPENSATION PROCESS

January	March	August	November

• Evaluates and approves CEO and direct reports' performance against pre-established goals and compensation decisions	• Completes compensation risk assessment • Conducts independence analysis of compensation consultant retaining sole	• Reviews compensation trends • Mid-Year update to full Board on CEO's progress against goals	• Reviews competitive analysis/benchmarking for CEO and direct reports • Reviews bonus and performance share plan metrics, targets and

EXECUTIVE COMPENSATION

•
Approves bonus and performance share plan results for the prior year
•
Approves bonus and performance share plan metrics, targets and leverage for the current year
•
Reviews tally sheets
•
Confirms CEO and CEO's direct reports meet ownership guidelines
authority to continue or terminate its relationship with outside advisors, including consultant • Reviews and approves inclusion of CD&A in proxy statement	• Evaluates feedback from shareholders and proxy advisors	leverage recommendations for the following year • Reviews market analysis of Director compensation and makes recommendations to Board

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

▪
it is to act independently of management and at the direction of the Committee;
▪
its ongoing engagement will be determined by the Committee;
▪
it is to inform the Committee of relevant trends and regulatory developments;
▪
it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and
▪
it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

▪
Meridian did not provide any services to the Company unrelated to executive compensation;
▪
Meridian has no business or personal relationship with any member of the Committee or management; and
▪
Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

Comparator Compensation Data

Our Committee evaluates our NEO total target direct compensation levels by comparing them against those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, specialty eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in many cases global reach.

In addition to the Executive Peer Group, beginning with our 2025 NEO compensation, the Committee may also consider the compensation of chief executive officers at smaller restaurant companies in making its pay decisions, as the Company’s senior executives are often seen as attractive candidates for chief executive officer roles at such companies. This information is useful to the Committee given the Company’s long track record of success in developing capable leaders who are often approached for the top leadership roles at other, smaller restaurant companies. By considering this information in connection with the Executive Peer Group, the Committee may be better positioned to retain talent that is highly sought after, critical to YUM achieving its strategies and/or potential candidates for our CEO role.

Executive Peer Group

The Committee periodically reviews the peer group to ensure it reflects desired comparisons and appropriate size range. In August 2021, the Committee approved the peer group to be used for NEO pay determinations beginning in 2022 (the “Executive Peer Group”). The updates to the Executive Peer Group were made to better align the size of the peer group companies with YUM and include companies in relevant industry sectors. Many of these companies have a global reach

yum! brands, inc.	2025 PROXY STATEMENT

and multiple brands. The Executive Peer Group used for 2024 pay determinations for all NEOs is comprised of the following companies:

Bath & Body Works, Inc.(1)	Domino's Pizza, Inc.	Kimberly-Clark Corporation	Mondelez International, Inc.
Chipotle Mexican Grill, Inc.	The Estee Lauder Companies, Inc.	The Kraft Heinz Corporation	Ralph Lauren Corporation
The Coca Cola Company	General Mills, Inc.	Lululemon Athletica	Restaurant Brands International, Inc.
Colgate-Palmolive Company	Hilton Worldwide Holdings, Inc.	Marriott International, Inc.	Starbucks Corporation
Darden Restaurants, Inc.	Kellogg Company	McDonald's Corporation	V.F. Corporation

(1) Effective for NEO pay determinations in 2025, Bath and Body Works, Inc. was removed from the Executive Peer Group.

At the time a benchmarking analysis was prepared in November 2023, the Executive Peer Group’s median annual revenues were $13.7 billion, while YUM equivalent annual revenues were estimated at $17.8 billion (calculated as described below).

For companies with significant and global franchise operations, measuring size can be complex. In 2023, the Company’s system of global restaurants delivered approximately $60 billion in system sales. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the Company and include responsibilities for managing relationships with franchisees and developing and implementing global growth strategies. Specific responsibilities include managing and implementing product introductions and product specifications and supply, management of vendors, marketing, technological innovations and implementations, payment collections, risk management, including setting and monitoring food safety standards, protection of the Company’s trademarks and other intellectual property, new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. As a result of accelerating growth in recent years, the Company’s leadership now oversees approximately 290 brand-country combinations and approximately 1,500 franchisees. To appropriately reflect this complexity in calibrating the size of our organization and underlying operating divisions during the 2023 benchmarking process, our philosophy was to add 25% of franchisee and licensee sales to the GAAP-reported Company sales to establish an appropriate revenue benchmark. The reason for this approach was twofold:

▪
Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and
▪
Scope of responsibility for a franchising organization lies between corporate-reported revenues and system-wide sales.

Peer groups of other globally prominent companies similarly include companies where the median revenue scope of those peers are materially above the reported corporate revenue. This likely reflects the same assessments of complexity and reach and accordingly appropriate company size profiles. We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company.

Competitive Positioning and Setting Compensation

At the beginning of 2024, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual cash bonus and long-term incentive awards for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and target long-term incentive award value. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

EXECUTIVE COMPENSATION

VI. Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do	We Don’t Do
Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	Employment agreements for NEOs and executive officers
Directly link Company performance to pay outcomes	Re-pricing of SARs
Have executive ownership guidelines that are reviewed annually against Company guidelines	Grants of SARs with exercise price less than fair market value of common stock on date of grant

Have a “clawback” policy under which the Company may recoup compensation if executive’s conduct results in significant financial or reputational harm to Company or in the event of a financial restatement

Permit executives to hedge or pledge Company stock
Make a substantial portion of NEO target pay “at risk”	Payment of dividends or dividend equivalents on PSUs unless or until they vest
Have double-trigger vesting of equity awards upon a change in control	Excise tax gross-ups upon change in control
Utilize an independent Compensation Consultant	Excessive executive perquisites, such as country club memberships
Incorporate comprehensive risk mitigation into plan design
Periodically review our Executive Peer Group to align appropriately with Company size and complexity
Evaluate CEO and executive succession plans
Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 200 of our senior employees, including the NEOs. These guidelines were last updated in August 2023 after the Committee’s review of prevailing market practice. Under our current guidelines, our NEOs are subject to a 50% holding requirement with respect to each equity award granted, until the ownership guidelines are satisfied. In determining whether the guidelines are met, shares owned outright and vested in-the-money SARs are counted, while unvested awards (including RSUs) and SARs that are not in-the-money are not. If a NEO or other executive does not meet his or her ownership guidelines, he or she may not be eligible for a long-term equity incentive award. At the end of 2024, all NEOs then subject to guidelines met or exceeded their ownership guidelines with the exception of Mr. Sami.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary

Gibbs	7x base salary	494,909	$66,396,991	51.1

Turner	3x base salary	67,579	$9,066,399	9.8

Sami (3)	3x base salary	67	$8,989	0.0

Skeans	3x base salary	95,499	$12,812,080	13.9

Tresvant(4)	3x base salary	3,417	$458,421	0.6

yum! brands, inc.	2025 PROXY STATEMENT

(1) Calculated as of December 31, 2024 and represents shares beneficially owned outright, shares underlying vested in-the-money SARs, and all shares to be received under the Company’s EID Program. Calculation does not include unvested awards.

(2) Based on YUM closing stock price of $134.16 as of December 31, 2024.

(3) Mr. Sami ceased to be CEO of KFC division effective March 1, 2025 and is no longer subject to the ownership requirements.

(4) Mr. Tresvant became CEO of Taco Bell Division in January 2024 and has up to five years to reach the target levels of ownership set forth in our Ownership Guidelines for his role.

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle certain executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 84.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SAR awards and to vest in annual SAR and RSU awards granted at least one year prior to retirement, and the ability to vest in PSU awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s Equity Award Granting Practices

Historically, we have fixed the dollar amount of annual SAR awards and, beginning in 2022, annual RSU awards at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date for these awards as the second business day after our fourth quarter earnings release. The exercise or grant price of these awards is set as the closing price on the date of grants. We ordinarily determine grant amounts at the same time other elements of annual compensation are determined so that we can consider all elements of compensation when authorizing the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information, nor do we time the release of material, non-public information for the purpose of affecting the value of executive compensation.

During 2024, we did not grant any awards of SARs or stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results. These awards are currently made as RSUs which ordinarily vest after three years.

EXECUTIVE COMPENSATION

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People and Culture Officer, the ability to make grants to employees who are not executive officers and whose grants are less than $1,000,000 in accounting value annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs/RSUs, which is determined by our CEO and our Chief People and Culture Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

In June 2023, the SEC approved the NYSE’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. On November 16, 2023, the Committee amended and restated our Compensation Recovery Policy (i.e., “clawback”) to reflect these new requirements. In addition to requiring the recovery of compensation in the event of a financial restatement, our policy also permits the Committee to recover compensation in the event of other triggering events, including misconduct of covered employees that resulted in significant financial or reputational harm, a violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

yum! brands, inc.	2025 PROXY STATEMENT

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Christopher M. Connor, Chair

Keith Barr

Brian C. Cornell

Mirian M. Graddick-Weir

Thomas C. Nelson

The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2024 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for our 2024 fiscal year determined in accordance with SEC rules and one former executive officer who was no longer serving as an executive officer as of the end of the year.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/ SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

David W. Gibbs	2024	1,300,000	—	9,492,144	3,000,023	1,773,200	8,869,045	272,050	24,706,462
Chief Executive	2023	1,300,000	—	9,096,602	2,875,016	4,712,500	2,999,005	255,832	21,238,955
Officer of Yum	2022	1,284,615	—	8,938,377	2,825,012	3,030,300	367,990	225,360	16,671,654

Chris Turner	2024	921,154	—	2,373,212	750,027	963,480	—	144,575	5,152,448
Chief Financial	2023	896,154	—	2,175,374	687,522	1,875,938	—	109,370	5,744,358
Officer of YUM	2022	871,154	—	1,977,749	625,001	1,222,594	—	139,443	4,835,941

Sabir Sami	2024	773,463	—	1,977,559	625,022	469,117	—	4,036,103	7,881,264
Former Chief Executive Officer of KFC Division	2023	757,507		1,779,851	562,504	1,885,059	—	380,586	5,365,507

Tracy L. Skeans	2024	921,154	—	2,254,457	712,503	757,020	1,186,089	13,900	5,845,123
Chief Operating	2023	896,154	—	2,175,374	687,522	1,957,500	375,582	12,176	6,104,308
Officer and Chief People and Culture Officer of YUM	2022	871,154	—	2,175,499	687,525	1,275,750	—	18,998	5,028,926

Sean Tresvant	2024	764,423	—	1,582,185	500,018	811,800	—	126,330	3,784,756
Chief Executive Officer of Taco Bell Division							—

Scott Catlett	2024	771,154	—	1,858,952	587,527	554,978	—	184,521	3,957,132
Former Chief Legal and Franchise Officer of YUM

(1) Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan. Mr. Sami’s salary reported above reflects a conversion rate based on a 365-day average applied to his actual pay via Canadian payroll. Mr. Tresvant received an additional week’s worth of pay in 2024 due to the 53rd week that was part of Taco Bell’s reporting calendar in 2024.

(2) Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2024, 2023 and/or 2022 and Restricted Stock Units (RSUs) granted in 2024, 2023 and/or 2022. Further information regarding the 2024 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the 2024 annual PSUs is 200% of target. For 2024, Mr. Gibbs’ annual PSU maximum value at grant date fair value would be $12,984,052; Mr. Turner’s’ annual PSU maximum value at grant date fair value would be $3,246,235; Mr. Sami’s’ annual PSU maximum value at grant date fair value would be $2,705,047; Ms. Skeans’ annual PSU maximum value at grant date fair value would be $3,083,760; Mr. Tresvant’s annual PSU maximum value at grant date fair value would be $2,164,156; and Mr. Catlett's annual PSU maximum value at grant date fair value would be $2,542,869.

(3) The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2024, 2023 and/or 2022. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2024. See the "Grants of Plan-Based Awards" table on page 75 for details.

(4) Amounts in this column reflect the annual incentive awards earned for the 2024, 2023 and/or 2022 fiscal year performance periods, which were awarded by our Management Planning and Development Committee in January 2025, January 2024 and January 2023, respectively, under the YUM Leaders’ Bonus Program, which is described further in our CD&A beginning at page 57 under the heading “Annual Performance-Based Cash Bonuses”. The amount listed for Mr. Turner includes a 4% deferral ($38,539) of his 2024 annual incentive award to the Executive Income Deferral ("EID") Program, which was deferred to EID in 2025.

(5) Amounts in this column represent for Mr. Gibbs and Ms. Skeans the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). For Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Retirement Plan (“Retirement Plan”) increased $299,761 and $86,875, respectively, during the 2024 fiscal year. In addition, for Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the YUM! Brands Pension Equalization Plan (“PEP”) increased $8,569,284 and $1,099,214, respectively, during the 2024 fiscal year. The increases for Mr. Gibbs and Ms. Skeans are primarily influenced by a year-over-year increase in benefits under the Company’s actuarial pension plans by the application of the plans’ ordinary benefit formulas, which apply uniformly to all participants in the plans, as well as fluctuations in interest rates and actuarial assumptions

yum! brands, inc.	2025 PROXY STATEMENT

which are used to calculate benefits under the plans. External interest rates and mortality assumptions may increase or decrease the pension benefits owed to plan participants in a given year. Messrs. Turner, Tresvant and Catlett were hired after September 30, 2001, and are ineligible for the Company's actuarial pension plans.

(6) Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2024.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)	Insurance premiums ($)(2)	LRP/TCN Contributions ($)(3)	Other ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Gibbs	245,588	—	25,923	—	539	272,050

Turner	25,000	—	7,922	105,136	6,517	144,575

Sami	3,779,345	—	1,580	255,178	—	4,036,103

Skeans	6,042	—	7,858	—	—	13,900

Tresvant	29,866	—	6,130	90,334	—	126,330

Catlett	25,000	—	4,712	153,059	1,750	184,521

(1) Amounts in this column include personal use of charter and commercial aircraft, charitable matching gifts, executive physicals, employee recognition gifts and relocation expenses. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each NEO, except: For Mr. Gibbs, the cost of personal use of charter and commercial aircraft ($161,684) and income associated with the payment of FICA taxes incurred upon RSUs vesting in accordance with retirement vesting provisions ($83,904); for Mr. Turner, a charitable matching gift on his behalf ($25,000); for Mr. Sami, expatriation adjustments under the Company's tax equalization policies associated with exercises of grants of equity-based incentives, which were granted prior to his residence in Canada and prior to 2021 ($3,779,345), with such adjustments no longer being applicable to his grants awarded in 2021 or thereafter; for Ms. Skeans, the cost of personal use of charter and commercial aircraft ($1,742), an executive physical ($3,299), and a charitable matching gift on her behalf ($1,001); for Mr. Tresvant, relocation costs ($27,008) and an executive physical ($2,858); and for Mr. Catlett, a charitable matching gift on his behalf ($25,000).

(2) These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s base salary plus target bonus.

(3) For Messrs. Turner, Tresvant, Catlett and Sami, this column represents the Company’s annual allocations to the LRP or TCN, which are unfunded, unsecured account based retirement plans. For Messrs. Turner, Tresvant and Catlett, this column also includes a Company 401(k) matching contribution.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on SARs, RSUs, PSUs and other equity awards granted in 2024 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 73.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option/ SAR Awards; Number of Securities Underlying	Exercise or Base Price of Option/ SAR	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Value ($)(6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Gibbs	2/9/2024	1,300,000	2,600,000	7,800,000
	2/9/2024								105,933	130.27	3,000,023
	2/9/2024							23,030			3,000,118
	3/20/2024				—	43,953	87,906				6,492,026

Turner	2/9/2024	555,000	1,110,000	3,330,000
	2/9/2024								26,484	130.27	750,027
	2/9/2024							5,758			750,095
	3/20/2024				—	10,989	21,978				1,623,117

Sami	2/9/2024	465,394	930,788	2,792,365
	2/9/2024								22,070	130.27	625,022
	2/9/2024							4,798			625,035
	3/20/2024				—	9,157	18,314				1,352,524

Skeans	2/9/2024	555,000	1,110,000	3,330,000
	2/9/2024								25,159	130.27	712,503
	2/9/2024							5,470			712,577
	3/20/2024				—	10,439	20,878				1,541,880

Tresvant	2/9/2024	412,500	825,000	2,475,000
	2/9/2024								17,656	130.27	500,018
	2/9/2024							3,839			500,107
	3/20/2024				—	7,326	14,652				1,082,078

Catlett	2/9/2024	406,875	813,750	2,441,250
	2/9/2024								20,746	130.27	587,527
	2/9/2024							4,510			587,518
	3/20/2024				—	8,608	17,216				1,271,434

(1) Amounts in columns (c), (d) and (e) provide the threshold amount, target amount and maximum amount payable as annual incentive compensation under the YUM Leaders’ Bonus Program (“YLB”) based on the Company’s performance and on each executive’s individual performance during 2024. Performance under the threshold performance level will not result in payouts under the terms of the YLB. The actual amount of annual incentive compensation awards earned are shown in column (g) of the Summary Compensation Table on page 73. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 58 under the discussion of annual incentive compensation.

(2) Reflects grants of PSU awards subject to performance-based vesting conditions in 2024. The PSU awards vest on December 31, 2026 and PSU award payouts are weighted 50% on the achievement of specified Core Operating Profit Growth goals and 50% on the achievement of specified System Sales Growth goals, with a positive or negative modifier of 25% based on relative total shareholder return (“TSR”) rankings against the S&P 500 Consumer Discretionary Index during the performance period ending on December 31, 2026. With respect to the 50% weighted on Core Operating Profit Growth measured at the end of the performance period, if Core Operating Profit Growth of 8.25% compound annual growth rate (“CAGR”) is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 10.5% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if Core Operating Profit Growth of 12.75% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if Core Operating Profit Growth of less than 4.25% CAGR is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor. With respect to the 50% weighted on System Sales Growth measured at the end of the performance period, if System Sales Growth of 7% CAGR is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if System Sales Growth of 8.5% CAGR is achieved, this factor would provide for 150% weighting for the PSU payout with respect to this factor; if System Sales Growth of 10% CAGR is achieved, this factor would provide for 200% weighting for the PSU payout with respect to this factor; and if System Sales Growth of less than 4% CAGR is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor. With respect to the positive or negative 25% modifier based on a TSR percentile ranking for the Company, modifications to payouts are determined by comparing the Company’s relative TSR ranking against the S&P 500 Consumer Discretionary Index as measured at the end of the performance period; if a greater than 79th TSR percentile ranking target is achieved, this factor would provide for 25% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales Growth metrics (not to exceed a total payout of 200% in any event); if TSR

yum! brands, inc.	2025 PROXY STATEMENT

percentile ranking target is achieved between the 60th and 79th percentile is achieved, this factor would provide for 12.5% increase in the PSU payout determined under the Core Operating Profit Growth and System Sales Growth metrics (not to exceed a total payout of 200% in any event); if TSR percentile ranking target is achieved between the 40th and 59th percentile is achieved, this factor would not impact the PSU payout determined under the Core Operating Profit Growth and System Sales Growth metrics; if TSR percentile ranking target is achieved between the 20th and 39th percentile is achieved, this factor would provide for 12.5% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales Growth metrics; if TSR percentile ranking target below the 20th percentile is achieved, this factor would provide for 25% decrease in the PSU payout determined under the Core Operating Profit Growth and System Sales Growth metrics. The terms of the annual PSU awards provide that in case of a change in control during the first year of the award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

(3) Amounts in this column reflect the number of RSUs granted to executives during the Company’s 2024 fiscal year. RSUs allow the grantee to receive the number of shares of YUM common stock that is equal to the number of RSUs granted. These RSU grants become vested in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each RSU grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become vested immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. Unvested RSUs of executives who die will immediately vest. If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited.

(4) Amounts in this column reflect the number of SARs granted to executives during the Company’s 2024 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. These SAR grants become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately. Executives who have attained age 55 with 10 years of service or 65 with 5 years of service who retire at least one year following the grant date will continue to vest following retirement through the fourth anniversary of the grant date. The SARs that vest in retirement must be exercised before the earlier of (i) the five year anniversary of the executive’s retirement or (ii) the expiration dates of the SARs (generally 10 years from the grant date). Unvested SARs of executives who die will immediately vest and may be exercised by the executive’s beneficiary before the earlier of (i) the five year anniversary of the executive’s death or (ii) the expiration dates of the SARs (generally 10 years from the grant date). If an executive’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(5) The exercise price of the SARs granted in 2024 equals the closing price of YUM common stock on the date of grant.

(6) Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g), the RSUs shown in column (i) and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. The fair values of RSU awards are based on the closing price of YUM common stock on the date of grant. The fair values of PSU awards have been valued based on the outcome of a Monte Carlo simulation. For SARs, fair value of $28.32 was calculated using the Black-Scholes method on the grant date. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2024.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2024. Unless otherwise indicated, all outstanding equity awards shown in the table relate to shares of YUM common stock.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested

(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)

Gibbs	2/5/2016		77,878	—		$49.66	2/5/2026
	5/20/2016		31,838	—		$56.67	5/20/2026
	2/10/2017		77,465	—		$68.00	2/10/2027
	2/12/2018		83,842	—		$78.07	2/12/2028
	2/11/2019		111,978	—		$93.26	2/11/2029
	2/10/2020		189,600	—		$102.87	2/10/2030
	2/8/2021		176,304	58,769	(i)	$103.36	2/8/2031
	2/11/2022		53,022	53,022	(ii)	$122.07	2/11/2032
	2/10/2023		24,014	72,044	(iii)	$131.31	2/10/2033
	2/9/2024		—	105,933	(iv)	$130.27	2/9/2034
	2/5/2016	*	77,956	—		$21.06	2/5/2026
	5/20/2016	*	31,871	—		$24.03	5/20/2026
								51,711	6,937,548	90,106	12,088,621

Turner	2/10/2020		54,172	—		$102.87	2/10/2030
	2/8/2021		39,669	13,223	(i)	$103.36	2/8/2031
	2/11/2022		11,730	11,731	(ii)	$122.07	2/11/2032
	2/10/2023		5,742	17,229	(iii)	$131.31	2/10/2033
	2/9/2024		—	26,484	(iv)	$130.27	2/9/2034
								12,664	1,699,002	22,033	2,955,947

Sami	2/8/2021		—	588	(i)	$103.36	2/8/2031
	2/11/2022		—	8,212	(ii)	$122.07	2/11/2032
	2/10/2023		—	14,096	(iii)	$131.31	2/10/2033
	2/9/2024		—	22,070	(iv)	$130.27	2/9/2034
	2/5/2016	*	3443	—		$21.06	2/5/2026
								18,619	2,497,925	18,195	2,441,041

Skeans	2/10/2017		22,552	—		$68.00	2/10/2027
	2/12/2018		26,660	—		$78.07	2/12/2028
	2/12/2018		51,106	—		$78.07	2/12/2028
	2/11/2019		46,416	—		$93.26	2/11/2029
	2/10/2020		43,337	—		$102.87	2/10/2030
	2/8/2021		44,076	14,693	(i)	$103.36	2/8/2031
	2/11/2022		12,904	12,904	(ii)	$122.07	2/11/2032
	2/10/2023		5,742	17,229	(iii)	$131.31	2/10/2033
	2/9/2024		—	25,159	(iv)	$130.27	2/9/2034
	2/5/2016	*	5,701	—		$21.06	2/5/2026
	2/5/2016	*	10,144	—		$21.06	2/5/2026
								12,642	1,696,051	21,475	2,881,086

Tresvant	2/11/2022		11,261	11,262	(ii)	$122.07	2/11/2032
	2/10/2023		2,506	7,518	(iii)	$131.31	2/10/2033
	2/9/2024		—	17,656	(iv)	$130.27	2/9/2034
								11,129	1,493,067	7,434	997,345

Catlett	2/5/2016		7,567	—		$49.66	2/5/2026
	2/10/2017		12,354	—		$68.00	2/10/2027
	2/12/2018		9,680	—		$78.07	2/12/2028
	8/10/2018		16,969	—		$82.94	8/10/2028
	2/11/2019		25,164	—		$93.26	2/11/2029
	2/10/2020		33,857	—		$102.87	2/10/2030
	2/8/2021		35,261	11,754	(i)	$103.36	2/8/2031
	2/11/2022		10,557	10,558	(ii)	$122.07	2/11/2032
	2/10/2023		4,698	14,096	(iii)	$131.31	2/10/2033
	2/9/2024		—	20,746	(iv)	$130.27	2/9/2034
	2/5/2016	*	7,574	—		$21.06	2/5/2026
								10,379	1,392,447	17,638	2,366,314

* YUM China Awards

yum! brands, inc.	2025 PROXY STATEMENT

(1) The actual vesting dates for unexercisable awards are as follows:

(i) Remainder of unexercisable award will vest on February 8, 2025.

(ii) One-half of the unexercisable award will vest on each of February 11, 2025 and 2026.

(iii) One-third of the unexercisable award will vest on each of February 10, 2025, 2026 and 2027.

(iv) One-fourth of the unexercisable award will vest on each of February 9, 2025, 2026, 2027 and 2028.

(2) For all NEOs, this column represents annual RSU grants which vest over four years.

(3) The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $134.16, the closing price of YUM stock on the NYSE on December 31, 2024.

(4) The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2025 and 2026 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

Option Exercises and Stock Vested

The table below shows the number of shares of YUM and YUM China common stock acquired during 2024 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Gibbs	75,638	7,321,135	125,115	16,511,856
Turner	—	—	14,705	1,962,522
Sami	62,046	3,712,101	10,450	1,394,202
Skeans	—	—	21,280	2,823,727
Tresvant	—	—	2,000	260,566
Catlett	6,887	563,594	23,599	3,116,472

(1) For each of Messrs. Gibbs, Turner, Sami, Tresvant, Catlett and Ms. Skeans, this amount includes PSUs that vested on December 31, 2024 with respect to the 2022-2024 performance period and were paid out in 2025.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Gibbs	Qualified Retirement Plan	36	1,999,576	—

	PEP	36	31,829,264	—

Skeans	Qualified Retirement Plan	24	732,711	—

	PEP	24	5,479,414	—

(i) Messrs. Turner, Tresvant and Catlett were hired after September 30, 2001, and Mr. Sami is located outside the United States and each is ineligible for the Company’s actuarial pension plans. As discussed at page 82, Messrs. Turner, Tresvant and Catlett participate in LRP, and Mr. Sami participates in TCN.

EXECUTIVE COMPENSATION

YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s monthly normal retirement benefit from the plan is equal to

A. 3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B. 1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C. 0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s “Final Average Earnings” is determined based on his or her highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the YUM Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short-term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he or she has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 and 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

yum! brands, inc.	2025 PROXY STATEMENT

The table below shows when each of the NEOs became or becomes eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he or she retired from the Company on December 31, 2024 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums

David W. Gibbs	April 1, 2018	$2,069,488	$32,121,791	$34,191,279

Tracy L. Skeans	February 1, 2028	$1,581,159	$10,318,167	$11,899,326

(1) The Retirement Plan

(2) PEP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2025. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

PEP retirement distributions are always paid in the form of a lump sum. Lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

Present Value of Accumulated Benefits

For all plans, the present value of accumulated benefits (determined as of December 31, 2024) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID, LRP and TCN plans. These plans are unfunded, unsecured, deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual cash incentive award.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12-month investment returns, as of December 31, 2024, are shown in parentheses):

▪
YUM! Stock Fund (4.48%*)
▪
YUM! Matching Stock Fund (4.48%*)
▪
S&P 500 Index Fund (24.99%)
▪
Bond Market Index Fund (1.38%)
▪
Stable Value Fund (2.93%)

* Assumes dividends are reinvested.

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the YUM! Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2024).

Beginning with their 2009 annual incentive award, those who are eligible for annual PSU awards are no longer eligible to participate in the YUM! Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the participant will receive an amount equal to the original amount deferred, and effective, January 1, 2024, the portion attributable to the matching contribution. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year – whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment. Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two-year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

▪
Distribution schedules cannot be accelerated (other than for a hardship)

yum! brands, inc.	2025 PROXY STATEMENT

▪
To delay a previously scheduled distribution,

– A participant must make an election at least one year before the distribution otherwise would be made, and

– The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

Leadership Retirement Plan

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Messrs. Turner, Catlett and Tresvant will receive an annual earnings credit equal to the Moody’s Aa Corporate Bond Yield Average for maturities 20 years and above (5.05% as of December 31, 2024) of their account balances. The Company’s contribution (“Employer Credit”) for 2024 was equal to 4% of salary plus target bonus for Messrs. Turner and Tresvant and 8% of salary plus target bonus for Mr. Catlett.

Distributions under LRP. Under the LRP, participants who became eligible to participate in the plan before January 1, 2019 and are age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Alternatively, these participants may elect to be paid in 5 or 10-year installments following the attainment of age 55. If these participants are under age 55 with a vested LRP benefit that, combined with any other deferred compensation benefits covered under Code Section 409A exceeds $23,000, they will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday. Participants who become eligible to participate in LRP after January 1, 2019 (including Messrs. Turner and Tresvant) will receive a lump sum distribution following separation from employment.

Third Country National Plan

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Mr. Sami receives an annual earnings credit equal to 5%. For Mr. Sami, the Employer Credit for 2024 was equal to 15% of his salary plus target bonus.

Distributions under TCN. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday, provided however, that account balances of $23,000 or less will be distributed in the quarter following their separation of employment, taking into account any other deferred compensation benefits required to be aggregated with TCN under Code Section 409A.

EXECUTIVE COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)

(a)		(b)	(c)	(d)	(e)	(f)

Gibbs	EID	—	—	599,290	—	5,379,741

	Total	—	—	599,290	—	5,379,741

Turner	EID	—	—	—	—	—

	LRP	—	81,400	15,650	3,036	403,919

	Total	—	81,400	15,650	3,036	403,919

Sami	EID	—	—	—	—	—

	TCN	—	255,178	117,612	—	2,725,035

	Total	—	255,178	117,612	—	2,725,035

Skeans	EID	—	—	65,030	—	656,653

	Total	—	—	65,030	—	656,653

Tresvant	EID	—	—	—	—	—

	LRP	—	63,000	4,859	6,634	157,449

	Total	—	63,000	4,859	6,634	157,449

Catlett	EID	—	—	—	—	—

	LRP	—	127,100	35,871	5,259	868,021

	Total	—	127,100	35,871	5,259	868,021

(1) Amounts in column (b) reflect deferred amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO, and deferrals of base salary into the EID Program.

(2) Amounts in column (c) reflect Company contributions for EID and LRP and TCN allocations. See footnote 6 of the Summary Compensation Table for more detail.

(3) Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credits provided under the LRP and TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Turner, Sami, Tresvant and Catlett of the earnings reflected in this column, none were deemed above market earnings accruing to their accounts under the LRP and TCN.

(4) All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program or LRP/TCN for 2024.

Gibbs	—
Turner	3,036
Sami	—
Skeans	—
Tresvant	6,634
Catlett	5,259

(5) Amounts reflected in column (f) are the year-end balances for each executive under the EID Program and the LRP and TCN. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2024 and prior years.

Gibbs	—
Turner	$397,970
Sami	$501,709
Skeans	—
Tresvant	$63,000
Catlett	$127,000

yum! brands, inc.	2025 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2024, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2024, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 77, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2024, exercisable SARs would remain exercisable through the term of the award and unvested shares would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all SARs in the event of death. Except in the case of a change in control or death, no SARs become exercisable on an accelerated basis. As of December 31, 2024, in the case of an involuntary termination of employment following a change in control or death, each NEO would receive the following: Mr. Gibbs $3,068,525, Mr. Turner $701,221, Mr. Sami $243,419, Ms. Skeans $755,524, Mr. Tresvant $226,265 and Mr. Catlett $610,544.

RSU Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2024, all unvested RSUs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2024, unvested annual RSUs would continue to vest if the award was granted at least one year before retirement and vesting would be accelerated for all annual RSUs in the event of death (CEO Award RSUs receive pro rata vesting in the event of death or retirement). Except in the case of a change in control or death, no RSUs become vested on an accelerated basis. As of December 31, 2024, in the case of an involuntary termination of employment following a change in control or death, each NEO would receive the following: Mr. Gibbs $6,937,613, Mr. Turner $1,699,102, Mr. Sami $2,497,955, Ms. Skeans $1,696,094, Mr. Tresvant $1,493,155 and Mr. Catlett $1,392,551.

Executive Income Deferral Program. As described in more detail beginning at page 81, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 81 includes each NEO’s aggregate balance at December 31, 2024. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 81.

In the case of an involuntary termination of employment as of December 31, 2024, each NEO would receive the following: Mr. Gibbs $5,379,741, Mr. Turner $0, Mr. Sami $0, Ms. Skeans $656,653, Mr. Tresvant $0 and Mr. Catlett $0. As discussed at page 81, these amounts reflect base salary or bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 81 for discussion of investment alternatives available under the EID). Thus, these EID account balances represent deferred base salary or bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants who become eligible to participate after January 1, 2019 (including Messrs. Turner, Tresvant and Catlett) will receive a lump sum distribution following separation from employment unless they elect to be paid in 5 or 10-year installments after attaining age 54. In case of termination of employment as of December 31, 2024, Mr. Turner would have received $403,919, Mr. Tresvant would have received $157,449 and Mr. Catlett would have received $868,021.

EXECUTIVE COMPENSATION

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2024, Mr. Sami would have received $2,725,035.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired or died or been involuntarily terminated following a change in control, as of December 31, 2024, the PSU award would be paid out based on actual performance for the performance period (or target performance if termination were to occur in the same year the PSU was granted), subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these payouts had occurred on December 31, 2024, Messrs. Gibbs, Turner, Sami, Tresvant, Catlett and Ms. Skeans would have been entitled to $6,064,589, $1,471,986, $1,211,883, $332,452, $1,186,970 and $1,447,027, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 78 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2024. The table on page 78 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 74. If the NEOs had died on December 31, 2024, the survivors of Messrs. Gibbs, Turner, Sami, Tresvant and Catlett and Ms. Skeans would have received Company-paid life insurance of $3,000,000, $2,035,000, $1,000,000, $1,575,000, $1,589,000 and $2,035,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Gibbs, Turner and Tresvant and Ms. Skeans). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

▪
a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination;
▪
a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company; and
▪
outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 70 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)
if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);
(ii)
if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or
(iii)
upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

yum! brands, inc.	2025 PROXY STATEMENT

In addition to the payments described above, upon a change in control:

▪
All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 52 for more detail;
▪
RSUs under the Company’s EID Program or otherwise held by the executive will automatically vest; and
▪
Pursuant to the Company’s Performance Share Plan under the LTIP, all PSU awards awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 52 for more detail.

If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2024, the following payments or other benefits would have been made or become available.

	Gibbs $	Turner $	Sami $	Skeans $	Tresvant $	Catlett $
Severance Payment	12,025,000	5,601,876	5,265,467	5,765,000	3,333,088	—
Annual Incentive	2,600,000	1,110,000	930,788	1,110,000	825,000	—
Accelerated Vesting of SARs	3,068,525	701,221	243,419	755,524	226,265	610,544
Accelerated Vesting of RSUs	6,937,613	1,699,102	2,497,955	1,696,094	1,493,155	1,392,551
Acceleration of PSU Performance/Vesting	6,064,589	1,471,986	1,211,883	1,447,027	332,452	1,186,970
Outplacement	25,000	25,000	25,000	25,000	25,000	—
TOTAL	30,720,727	10,609,185	10,174,512	10,798,645	6,234,960	3,190,065

In connection with his departure from the Company on March 1, 2025, Mr. Sami entered into a consulting agreement with the Company whereby he will receive a monthly consulting fee of $70,834 for the twelve-month period beginning on March 2, 2025. In Mr. Catlett’s case, since he was no longer in an executive officer role as of December 31, 2024, he would no longer have been entitled to the severance, annual incentive, and outplacement components available as part of a change in control. However, he would have received accelerated vesting of his outstanding equity by ordinary operation of the LTIP and his award agreements. Separately, and in connection with his stepping down as Chief Legal and Franchise Officer effective after October 31, 2024, Mr. Catlett entered into an agreement to serve as a special advisor to the Company through March 31, 2025 during which time he would receive his then current salary and benefits and be eligible for an unreduced annual cash incentive award for 2024 (all of which amounts earned in 2024 are reflected in the Summary Compensation Table on page 73). Subject to his compliance with the agreement, Mr. Catlett would thereafter be entitled to receive 12 months of continued salary and an annual cash incentive award for 2025, as well as lump sum cash payments equal to $350,000, which included amounts for outplacement. The vesting of Mr. Catlett’s outstanding equity awards was not accelerated.

EXECUTIVE COMPENSATION

CEO Pay Ratio

Each year the Company and our franchisees around the world create thousands of restaurant jobs, which are part-time, entry-level opportunities to grow careers at our KFC, Pizza Hut, Taco Bell and The Habit Burger & Grill brands. As evidence of the opportunities these positions create, approximately 80% of our Company-owned Restaurant General Managers (“RGMs”) located in the U.S. have been promoted from other positions in our restaurants and such RGMs often earn competitive pay greater than the average American household income. In the United States, approximately 90% of our Company-owned restaurant employees are part-time and at least 50% have been employed by the Company for less than a year.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gibbs, our Chief Executive Officer (our “CEO”).

To identify the 2024 median employee, we used the December 2024 base wages or base salary information for all employees who were employed by us on December 31, 2024, excluding our CEO. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2024. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

The employee that was used for purposes of calculating the ratio below was similarly situated to the employee (the “2023 median employee”) that was identified as the median employee for purposes of the CEO pay ratio disclosure included in the proxy statement for our 2024 annual meeting of shareholders (the “2023 Pay Ratio Disclosure”) because there has been no material change in our employee population or employee compensation arrangements since the 2023 median employee was identified that we believe would significantly impact our pay ratio disclosure.

As of December 31, 2024, our global workforce used for determining the pay ratio was approximately 35,000 employees (approximately 25,000 in the U.S. and 10,000 internationally).

After calculating employee compensation, our median employee was identified as a part-time Taco Bell restaurant employee in the United States. After identifying the median employee, we calculated total annual compensation in accordance with the requirements of the Summary Compensation Table.

For 2024, the total compensation of our CEO, as reported in the Summary Compensation Table at page 73, was $24,706,462. The total compensation of our median employee was estimated to be $17,160. As a result, we estimate that our CEO to median employee pay ratio is 1440:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

yum! brands, inc.	2025 PROXY STATEMENT

PAY Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Management Planning and Development Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” on page 52 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to SARs, RSUs and PSUs. See the “2024 Option Exercises and Stock Vested” table on page 78 for more information.

The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO NEOs along with total shareholder return, net income, and Core Operating Profit Growth performance results for 2020, 2021, 2022, 2023 and 2024.

				Average			Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(2)(3)		Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs($)(2)(3)		Total Shareholder Return ($)(9)	Peer Group Total Shareholder Return ($)(9)	Net Income ($)	Core Operating Profit Growth(10)
2024	24,706,462	10,763,339	(4)	5,324,145	4,140,120	(4)	146	193	1,486,000,000	8%
2023	21,238,955	19,362,404	(5)	5,606,206	5,685,564	(5)	140	149	1,597,000,000	12%
2022	16,671,654	16,099,314	(6)	4,984,077	4,629,758	(6)	134	104	1,325,000,000	5%
2021	27,578,659	45,011,805	(7)	8,305,919	13,880,647	(7)	143	166	1,575,000,000	18%
2020	14,631,451	10,894,204	(8)	4,294,455	4,270,359	(8)	110	133	904,000,000	(7)%

(1) The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2024	David Gibbs	Chris Turner, Sabir Sami, Tracy Skeans, Sean Tresvant, Scott Catlett
2023	David Gibbs	Chris Turner, Tracy Skeans, Sabir Sami, Aaron Powell
2022	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Aaron Powell
2021	David Gibbs	Chris Turner, Tracy Skeans, Mark King, Tony Lowings

(2) Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, closing price of YUM common stock on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (2) for PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement or actual results, as applicable, as of each such date and, for PSU awards with market-based conditions, the probability is determined based on the outcome of a Monte Carlo simulation and (3) for SARs, the fair value calculated by a Black-Scholes option-pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing YUM or YUM China common stock price on the applicable revaluation date as the current market price as of the revaluation date, and in all cases based on expected term, as determined using the simplified method, volatility, dividend rates and risk free rates determined as of the revaluation date. The simplified method was used to determine expected term as of the revaluation date as we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for awards with remaining contractual terms of less than 10 years.

(3) For the portion of “Compensation Actually Paid” that is based on year-end stock prices, the following prices were used: for 2024: $134.16 (a 3% increase from prior year); for 2023: $130.66 (a 2% increase from prior year); for 2022: $128.08 (an 8% reduction from prior year), for 2021: $138.86 (a 28% increase from prior year), and for 2020: $108.56 (an 8% increase from prior year).

PAY VERSUS PERFORMANCE DISCLOSURE

(4) 2024 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the Non-CEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2024 Summary Compensation Table (SCT)	24,706,462	5,324,145
Less, Value of Stock & Option Awards Reported in SCT	12,492,167	2,644,292
Less, Change in Pension Value in SCT	8,869,045	237,218
Plus, Pension Service Cost and impact of Pension Plan Amendments	593,949	49,134
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	11,145,269	2,359,184
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(1,776,592)	(301,769)
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(2,544,537)	(409,064)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(13,943,123)	(1,184,025)
“Compensation Actually Paid” for Fiscal Year 2024	10,763,339	4,140,120

(5) 2023 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the Non-CEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2023 Summary Compensation Table (SCT)	21,238,955	5,606,206
Less, Value of Stock & Option Awards Reported in SCT	11,971,618	2,602,626
Less, Change in Pension Value in SCT	2,999,005	93,896
Plus, Pension Service Cost and impact of Pension Plan Amendments	602,421	57,783
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	12,975,399	2,820,850
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	1,934,143	369,155
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(2,417,891)	(471,908)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(1,876,551)	79,358
“Compensation Actually Paid” for Fiscal Year 2023	19,362,404	5,685,564

(6) 2022 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the Non-CEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2022 Summary Compensation Table (SCT)	16,671,654	4,984,077
Less, Value of Stock & Option Awards Reported in SCT	11,763,389	2,342,510
Less, Change in Pension Value in SCT	367,990	—
Plus, Pension Service Cost and impact of Pension Plan Amendments	623,605	82,464
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	13,486,323	2,685,599
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(730,276)	(185,202)
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(1,820,613)	(594,670)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(572,340)	(354,319)
“Compensation Actually Paid” for Fiscal Year 2022	16,099,314	4,629,758

yum! brands, inc.	2025 PROXY STATEMENT

(7) 2021 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the Non-CEO NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2021 Summary Compensation Table (SCT)	27,578,659	8,305,919
Less, Value of Stock & Option Awards Reported in SCT	15,936,623	4,449,129
Less, Change in Pension Value in SCT	4,789,314	203,750
Plus, Pension Service Cost and impact of Pension Plan Amendments	1,597,763	73,389
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	28,021,727	7,768,744
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	7,360,149	2,090,847
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	1,179,444	294,627
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	17,433,146	5,574,728
“Compensation Actually Paid” for Fiscal Year 2021	45,011,805	13,880,647

(8) 2020 “Compensation Actually Paid” to the CEO and the average “Compensation Actually Paid” to the Non-CEO NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of Non-CEO NEOs ($)
Total Reported in 2020 Summary Compensation Table (SCT)	14,631,451	4,294,455
Less, Value of Stock & Option Awards Reported in SCT	8,146,446	1,963,535
Less, Change in Pension Value in SCT	4,517,703	463,105
Plus, Pension Service Cost and impact of Pension Plan Amendments	445,160	52,089
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,657,431	2,206,217
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	351,871	196,358
Plus, Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(527,560)	(52,120)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(3,737,247)	(24,096)
“Compensation Actually Paid” for Fiscal Year 2020	10,894,204	4,270,359

(9) Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Consumer Discretionary Index) as reflected in our Annual Report on the Form 10-K for the fiscal year ended December 31, 2024. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019.

(10) Core Operating Profit is a non-GAAP measure. Core Operating Profit is determined by excluding from Operating Profit both Special Items, which the Company does not believe are indicative of our ongoing operations due to their size and/or nature, and the impacts of foreign currency translation. Special Items include, among other items, gain or loss associated with market-wide refranchisings, operating profit or loss associated with the decision to cease operations in Russia, and certain charges associated with resource optimization. See pages 31-32 and 36-38 in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2024 for a discussion of Core Operating Profit in 2024. Core Operating Profit Growth shown above excludes the impact of a 53rd week in 2024 and for 2020 based on a 53rd week in 2019.

Pay versus Performance Descriptive Disclosure

We chose Core Operating Profit Growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our annual bonus (50% weighting) and annual PSU plans (50% weighting) in 2024. Over the five-year period from 2020 to 2024, our TSR was generally trending in a similar direction (or exceeding for 2022) as the TSR for our peer group. The increase in the Company’s TSR lagged our peers in 2020, 2021, 2023 and 2024, while our 2022 TSR performance significantly outpaced that of our peers, although our “Compensation Actually Paid” to our NEOs in 2022 decreased compared to what is reported in the Summary Compensation Table. There is generally a directionally corresponding relationship between TSR and “Compensation Actually Paid” between 2020 and 2024. As TSR increased or declined, “Compensation Actually Paid” increased or decreased accordingly. Between 2020 and 2024, we see a similar directionally corresponding relationship between Net Income and “Compensation Actually Paid.” As Net Income increased or declined over the five-year period, “Compensation Actually Paid” increased or decreased accordingly. Core Operating Profit Growth is a performance measure in both our annual bonus and PSU plans and, accordingly, we observed a correlation between Core Operating Profit Growth and “Compensation Actually Paid.” However, the increase in “Compensation Actually Paid” in 2021 was driven largely by the one-time Accelerating Profitable Growth PSU grant made to our CEO and NEOs in 2021.

PAY VERSUS PERFORMANCE DISCLOSURE

Pay versus Performance Tabular List

The table below lists our most important financial performance measures used to link “Compensation Actually Paid” for our CEO and NEOs to company performance, over the year ending December 31, 2024. These measures are used to determine the annual bonus and PSU payouts for each of the CEO and the other NEOs. Core Operating Profit Growth, Same Store Sales Growth and Net New Unit Growth are key metrics under our annual bonus plan, while Core Operating Profit Growth and System Sales Growth are the primary metrics under our annual PSU plan. For more information on our annual bonus and PSUs, see the Compensation Discussion and Analysis, beginning on page 52 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Measures
Core Operating Profit Growth
System Sales Growth
Net New Unit Growth
Same Store Sales Growth
Total Shareholder Return

yum! brands, inc.	2025 PROXY STATEMENT

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2024, the equity compensation plans under which we may issue shares of stock to our directors, officers, current employees and former employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,254,947	(1)	99.61	(2)	23,866,865	(3)
Equity compensation plans not approved by security holders	9,311	(4)	57.96	(2)	—
TOTAL	4,264,258	(1)	99.53	(2)	23,866,865	(3)

(1) Includes 2,075,648 shares issuable in respect of RSUs, performance units and deferred units.

(2) Weighted average exercise price of outstanding Options and SARs only.

(3) Includes 11,933,432 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP.

(4) Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the closing price of our stock on the date of the grant, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one-to-four-year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in 1999, and the plan as amended in 2003, 2008 and 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy then outstanding awards. No future awards will be made under the RGM Plan. The RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four-year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People and Culture Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

AUDIT COMMITTEE REPORT

Audit Committee Report

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee (for purposes of this report, the “Committee”) are Paget L. Alves, M. Brett Biggs, Tanya L. Domier, Susan Doniz, and Annie Young-Scrivner. Mr. Alves serves as chair of the Committee.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Alves, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Alves has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member of the Committee is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?
The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective January 26, 2023. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at http://investors.yum.com/committee-composition-and-charters.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Food pillar of the Company’s environmental, social and governance strategy referred to as the Yum! Recipe for Good Growth. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 8 times during 2024. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over

yum! brands, inc.	2025 PROXY STATEMENT

financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2024 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee reviewed and discussed the Company’s enterprise risk management program and key risks, including the Company’s business and financial technology risk exposure, which includes data privacy and data protection, information security and cybersecurity. It also reviewed and discussed risks relating to the Food pillar of the Yum! Recipe for Good Growth, including food safety and supply chain risk. The Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2024?

Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors and shareholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Paget L. Alves, Chairperson

M. Brett Biggs

Tanya L. Domier

Susan Doniz

Annie Young-Scrivner

ADDITIONAL INFORMATION

Additional Information

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.computershare.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, Computershare, Inc., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 or by logging onto our Transfer Agent’s website at www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare, Inc.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

yum! brands, inc.	2025 PROXY STATEMENT

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2026 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 5, 2025. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2026 Annual Meeting no later than the date specified in our bylaws. If the 2026 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2026 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 14, 2026.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC’s Rule 14a-19, which notice must be postmarked or transmitted electronically to our principal executive offices no later than 60 calendar days prior to the anniversary date of this year’s Annual Meeting (or no later than March 16, 2026). However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

In addition, our bylaws provide for proxy access for director nominations by shareholders (as described at page 18). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 5, 2025, and no later than December 5, 2025.

The Board is not aware of any matters that are expected to come before the 2025 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

APPENDIX A

Appendix A

YUM! Brands, Inc. 2025 Long Term Incentive Plan (Effective as of May 15, 2025)

SECTION 1

General

1.1 PURPOSE. YUM! Brands, Inc. (“YUM!”) has established the YUM! Brands, Inc. Long Term Incentive Plan to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) align the interests of Participants with those of YUM!’s shareholders.

1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan shall be vested in the Committee, as described in Section 7 Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 hereof).

SECTION 2
OPTIONS AND SARS

2.1 DEFINITIONS.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price (as defined in subsection 2.4) and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b). An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not meet the requirements of an ISO.

(b) A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 ELIGIBILITY. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. ISOs may only be granted to employees of YUM! or a Subsidiary.

2.3 LIMITS ON ISOs. If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of YUM! and its Subsidiaries ) exceeds $100,000, such Options shall be treated as NQOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a NQO.

2.4 EXERCISE PRICE. The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of YUM! or a Subsidiary that are assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.

2.5 EXERCISE. An Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall an Option or SAR be exercisable later than the ten

yum! brands, inc.	2025 PROXY STATEMENT

(10)-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

2.6 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.6(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to YUM! a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.7 TANDEM GRANTS OF OPTIONS AND SARS. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to a corresponding number of shares. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such later grant.

2.8 NO REPRICING. Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by YUM!’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to YUM! as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by YUM!’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to YUM! in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.

section 3
FULL VALUE AWARDS

A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing or past service, the achievement of performance objectives during a specified period of performance, or other restrictions (or no restrictions) as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement and may be granted with no conditions or restrictions or contingencies in exchange for other consideration. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

section 4

STOCK RESERVED AND LIMITATIONS

4.1 SHARES RESERVED/LIMITATIONS. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by YUM! as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 19,000,000 less the number of shares of Stock granted pursuant to the Prior Plan between December 31, 2024 and the Approval Date (the “Share Reserve”). For purposes of applying the limitations of this paragraph 4.1(b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph 4.1(b) by two shares except, however, in the case of restricted shares or restricted units delivered pursuant to the settlement of earned annual incentives, each share of Stock shall be counted as covering one share of Stock and shall reduce the number of shares of Stock available for delivery by one share.

APPENDIX A

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Shares of Stock covered by an Award shall only be counted as used to the extent that they are actually used. Without limiting the generality of the foregoing, to the extent any shares of Stock covered by an Award that are not issued or delivered to a Participant or beneficiary because (i) the Award is forfeited or canceled, (ii) the Award is settled in cash, (iii) the shares are used to satisfy the applicable tax withholding obligation or to pay the Exercise Price of an Option (whether through net settlement or otherwise), (iv) the shares were subject to a stock-settled SAR that were not issued upon the exercise of such SAR, or (v) because shares were repurchased on the open market with the proceeds of the Exercise Price of an Option, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and shall again be available for issuance as Awards under the Plan. In addition, if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to YUM! (by either actual delivery or by attestation, including net exercise), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be equal to the Share Reserve; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(e) In no event shall the dollar value of the Award granted to any Director for any calendar year (determined as of the date of grant) exceed $750,000 plus, if applicable, a Board chair fee of an additional $340,000. If Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the limits of this paragraph 4.1(e) shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash. If delivery of Stock is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded.

4.2 ADJUSTMENTS TO SHARES OF STOCK AND AWARDS. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by YUM! of all or a portion of its assets, any other change in YUM!’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of YUM!, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of YUM! or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number and type of Shares (or other property) with respect to which Awards may be granted;

(b) the number and type of Shares (or other property) subject to outstanding Awards;

(c) the grant or Exercise Price with respect to outstanding Awards;

(d) the limitations set forth in subsection 4.1 (including the limitations set forth in paragraph 4.1(g)); and

(e) the terms, conditions or restrictions of outstanding Awards and/or Award Agreements;

provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an ISO. However, in no event shall this subsection 4.2 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this subparagraph (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A.

SECTION 5
CHANGE IN CONTROL

5.1 GENERALLY. Subject to the provisions of subsection 4.2 (relating to certain adjustments to shares) and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Participant, the provisions of this Section 5 will apply in the event of a Change in Control.

5.2 PERFORMANCE AWARDS. Upon a Change in Control, (i) any performance conditions applicable to outstanding Full Value Awards with performance periods beginning prior to the year in which the Change in Control occurs will be deemed to have been achieved at the higher of (a) the target level of performance for the performance period in effect on

yum! brands, inc.	2025 PROXY STATEMENT

the date of the Change in Control or (b) the actual level of performance measured as of the date of the Change in Control, (ii) any performance conditions applicable to outstanding Full Value Awards with performance periods beginning during the year in which the Change in Control occurs will be deemed to have been achieved at the target level of performance for the performance period in effect on the date of the Change in Control, and (iii) in any case, such Awards will thereafter not be subject to any performance conditions, and (iv) subject to the terms and conditions of this Section 5, any service-based conditions applicable to such Awards will continue to apply as if the Change in Control had not occurred. The provisions of this subsection 5.2 will be applied prior to the provisions of subsection 5.3 or subsection 5.4 as applicable.

5.3 CONTINUATION, ASSUMPTION, AND/OR REPLACEMENT OF AWARDS. If, upon a Change in Control, then outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Plan pursuant to subsection 4.2 or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then:

(a) each Participant’s Replacement Awards will continue in accordance with their terms; and

(b) with respect to any Participant whose Termination Date has not occurred as of the Change in Control, if the Participant’s Termination Date occurs by reason of termination by the Company or a Subsidiary without cause on or within twenty four (24) months following the Change in Control, then (i) all of the Participant’s outstanding Replacement Awards that are Full Value Awards will be fully vested upon his or her Termination Date, subject to the terms of the Award Agreement, and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award and (ii) in the case of any Replacement Awards that are Options or SARs, the Replacement Award will be fully vested and exercisable as of the Termination Date and the exercise period will extend for three (3) years following the Termination Date or, if earlier, the expiration date of the Option or SAR.

Any Replacement Award shall have a value that is not materially less than the Award that it replaces.

5.4 TERMINATION/ACCELERATION. If, upon a Change in Control, the provisions of subsection 5.3 do not apply, all then outstanding Awards will become fully vested immediately prior to the Change in Control and will be cancelled in exchange for a cash payment or other consideration generally provided to shareholders in the Change in Control equal to the then current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the Change in Control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this subsection 5.4, the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Any payment or settlement pursuant to this subsection 5.4 will be made within thirty (30) days after the Change in Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.

SECTION 6
MISCELLANEOUS

6.1 EFFECTIVE DATE; DURATION; EFFECT ON OTHER PLANS. The Plan will be effective as of the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten (10)-year anniversary of the Approval Date. Any awards made under the Prior Plan will continue to be subject to the terms of the Prior Plan, and no awards will be granted under the Prior Plan after the Approval Date.

6.2 GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, YUM! shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

6.3 TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares

APPENDIX A

of Stock to which the Participant is otherwise entitled under the Plan; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other tax withholding rates that will not have a negative accounting impact).

6.4 GRANT AND USE OF AWARDS. Subject to subsection 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of YUM! or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by YUM! or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of YUM! or a Subsidiary, including the plans and arrangements of YUM! or a Subsidiary assumed in business combinations.

6.5 SETTLEMENT AND PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.6 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.7 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.8 AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

6.9 ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by YUM! or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of YUM! or a Subsidiary who is delegated by the board of directors authority to take such action.

6.10 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender (or no gender), words in the singular shall include the plural and the plural shall include the singular.

6.11 LIMITATION OF IMPLIED RIGHTS.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of YUM! or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which YUM! or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of YUM! or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of YUM! or any of the Subsidiaries shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of YUM! or a Subsidiary or the right to continue to provide services to YUM! or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of YUM! prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.13 MISCONDUCT. If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of YUM! or any Subsidiary; (b) breached any contract with or

yum! brands, inc.	2025 PROXY STATEMENT

violated any fiduciary obligation to YUM! or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to YUM! or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan .

6.14 RESTRICTIONS ON SHARES AND AWARDS. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with YUM’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to YUM!’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

6.15 FOREIGN INDIVIDUALS. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which YUM! or any of the Subsidiaries operates or has employees. The foregoing provisions of this subsection 6.15 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of YUM!’s shareholders.

SECTION 7
COMMITTEE

7.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Approval Date, the Committee shall mean the Management Planning and Development Committee of the Board of Directors.

7.2 POWERS OF COMMITTEE. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, subject to the restrictions imposed by Section 8, to cancel or suspend Awards and to accelerate the vesting of any Award.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of YUM!, and applicable state corporate law.

7.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee’s authority with respect to Awards and other matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer or the Chief People and Culture Officer of YUM!.

7.4 INFORMATION TO BE FURNISHED TO COMMITTEE. YUM! and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of YUM! and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive

APPENDIX A

on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted; and provided further that, adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 8; and provided further that, amendments to the provisions of subsection 2.8 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, or amendments increases in the number of shares reserved under the Plan pursuant to paragraphs 4.1(b) (total shares reserved), 4.1(d) (relating to the limitations on ISOs), and 4.1(e) (relating to limits on awards to Directors) will not be effective unless approved by YUM!’s shareholders; and provided further that, no other amendment shall be made to the Plan without the approval of YUM!’s shareholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of YUM! that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither YUM! nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

SECTION 9
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) AFFILIATE. The term “Affiliate” shall the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(b) APPROVAL DATE. The term “Approval Date” shall mean the date on which YUM!’s shareholders approve the Plan.

(c) AWARD. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.

(d) BOARD. The term “Board” shall mean the Board of Directors of YUM!.

(e) BENEFICIAL OWNER. The term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

(f) CHANGE IN CONTROL. Except as otherwise provided by the Committee, a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of YUM! (not including in the securities beneficially owned by such Person any securities acquired directly from YUM! or its Affiliates) representing 20% or more of the combined voting power of YUM!’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subparagraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of YUM!), whose appointment or election by the Board or nomination for election by YUM!’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of YUM! or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of YUM! or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of YUM! (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of YUM! (not including in the securities beneficially

yum! brands, inc.	2025 PROXY STATEMENT

owned by such Person any securities acquired directly from YUM! or its Affiliates) representing 20% or more of the combined voting power of YUM!’s then outstanding securities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of YUM! immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of YUM! immediately following such transaction or series of transactions.

(g) CODE. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.

(h) DIRECTOR. For purposes of the Plan, the term “Director” shall mean a member of the Board who is not an officer or employee of YUM! or any Subsidiary.

(i) ELIGIBLE INDIVIDUAL. For purposes of the Plan, the term “Eligible Individual” shall mean any officer, director or other employee of YUM! or its Subsidiaries, consultants, independent contractors or agents of YUM! or a Subsidiary, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of YUM! or a Subsidiary (but effective no earlier than the date on which such individual begins to provide services to YUM! or a Subsidiary), including, in each case, Directors.

(j) EXCHANGE ACT. The term ”Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) FAIR MARKET VALUE. The “Fair Market Value” of a share of Stock as of any date shall mean the closing price of a share of Stock on such date as reported on the composite tape for securities listed on the New York Stock Exchange (or if no sales of Stock were made on said exchange on such date, on the next preceding day on which sales were made on such exchange). If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(l) PERSON. The term ”Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) YUM! or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of YUM! or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of YUM! in substantially the same proportions as their ownership of stock of YUM!.

(m) PRIOR PLAN. The term “Prior Plan” means the YUM! Brands, Inc. Long Term Incentive Plan, as amended and restated effective as of May 20, 2016 (and any predecessor plan thereto).

(n) SUBSIDIARIES. The term “Subsidiary” shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by YUM! (or by any entity that is a successor to YUM!), and any other business venture designated by the Committee in which YUM! (or any entity that is a successor to YUM!) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to Code Section 409A, options and SARs shall not be granted to employees or directors of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. § 1.409A-1(b)(5)(iii). For purposes of applying the Plan to an ISO, the term “Subsidiary” shall mean a subsidiary determined in accordance with Code Section 424(f).

(o) STOCK. The term “Stock” shall mean shares of common stock of YUM!.

YUM YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/YUM2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70175-P31225 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY YUM! BRANDS, INC. The Board of Directors recommends a vote FOR items 1, 2, 3 and 4, and AGAINST items 5, 6 and 7. 1. Election of Directors. Nominees: 1a. Paget L. Alves 1b. Keith Barr 1c. M. Brett Biggs 1d. Christopher M. Connor 1e. Brian C. Cornell 1f. Tanya L. Domier 1g. Susan Doniz 1h. David W. Gibbs 1i. Mirian M. Graddick-Weir 1j. Thomas C. Nelson 1k. P. Justin Skala 1l. Annie Young-Scrivner For Against Abstain 2. Ratification of Independent Auditors 3. Advisory Vote on Executive Compensation. 4. Proposal to Approve the Company's 2025 Long Term Incentive Plan. 5. Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals. 6. Shareholder Proposal Regarding Report on Faith-Based Employee Resource Groups. 7. Shareholder Proposal Regarding Workplace Safety Policies and Practices. Please indicate if you plan to attend this meeting. NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain Yes No

YUM YUM! BRANDS, INC. ANNUAL MEETING May 15, 2025 9:00 A.M., CDT Live via the Internet at www.virtualshareholdermeeting.com/YUM2025 ADMISSION TICKET YUM! BRANDS, INC.'S 2025 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) ON THURSDAY, MAY 15, 2025, live via the Internet at www.virtualshareholdermeeting.com/YUM2025. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of common stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan. If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com (PLEASE DETACH PROXY CARD AT PERFORATION) V70176-P31225 YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Erika Burkhardt, Carson T. Stewart and Lawrence Derenge III and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 15, 2025 at 9:00 a.m. CDT, or any adjournment thereof. NOMINEES FOR DIRECTOR: Paget L. Alves, Keith Barr, M. Brett Biggs, Christopher M. Connor, Brian C. Cornell, Tanya L. Domier, Susan Doniz, David W. Gibbs, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala and Annie Young-Scrivner. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4, and AGAINST ITEMS 5, 6 and 7. This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows: FOR (1) the Election of All Nominees for Director. FOR (2) the Ratification of Independent Auditors. FOR (3) the Advisory Vote on Executive Compensation. FOR (4) the Proposal to Approve the Company's 2025 Long Term Incentive Plan. AGAINST (5) the Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals. AGAINST (6) the Shareholder Proposal Regarding Report on Faith-Based Employee Resource Groups. AGAINST (7) the Shareholder Proposal Regarding Workplace Safety Policies and Practices. This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan. (CONTINUED and To Be Signed and Dated on REVERSE SIDE)